UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LANCASTER COLONY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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37 West Broad Street
Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 16, 2015

The Annual Meeting of Shareholders (the “Annual Meeting”) of Lancaster Colony Corporation (the “Corporation”) will be held at 11:30 a.m., Eastern Standard Time, on November 16, 2015, in the Lilac meeting room at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.

The meeting will be held for the following purposes:

1.	To elect three directors, each for a term that expires in 2018;
2.	To approve, by non-binding vote, the compensation of the Corporation’s named executive officers;
3.	To approve the Lancaster Colony Corporation 2015 Omnibus Incentive Plan;
4.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2016; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 18, 2015 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Corporation’s Board of Directors. A self-addressed envelope, which requires no postage, is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President

October 9, 2015

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LANCASTER COLONY CORPORATION
37 West Broad Street
Columbus, Ohio 43215

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the ”Corporation”) in connection with the solicitation by the Board of Directors of the Corporation (the “Board”) of proxies to be used in voting at the Annual Meeting of Shareholders to be held November 16, 2015, in the Lilac meeting room at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 11:30 a.m., Eastern Standard Time (the “Annual Meeting”). The enclosed proxy card, if completed and forwarded to the Corporation prior to the Annual Meeting, will be voted in accordance with the instructions contained therein. The proposals referred to on the enclosed proxy card are described in this Proxy Statement. This Proxy Statement and enclosed proxy card are first being mailed to shareholders on or about October 9, 2015.

A proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the Annual Meeting. The presence of a shareholder at the Annual Meeting will not revoke his or her proxy unless specific notice thereof is given to the Secretary or Assistant Secretary of the Corporation.

The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Corporation’s shares. Proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of officers and regular employees of the Corporation.

The Board has fixed the close of business on September 18, 2015 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof. At September 18, 2015, the Corporation had outstanding and entitled to vote 27,364,169 shares of Common Stock, without par value (“Common Stock”), with each share of Common Stock entitling its holder to one vote. The Corporation has no other class of stock outstanding.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for those shares but fail to vote those shares on some matters.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Voting Requirements

The following are the voting requirements for the items of business listed on the Notice of Annual Meeting of Shareholders that are expected to be conducted at the Annual Meeting, along with an explanation of how broker non-votes and abstentions will be treated for purposes of each proposal:

1.	Proposal One: The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect on the outcome of this proposal. However, as set forth under “Corporate Governance – Majority Voting Policy in Uncontested Elections,” each director has agreed that if he or she receives more “Withheld” votes than “For” votes in an uncontested election such as this one, the director will tender his or her resignation for consideration by the Nominating and Governance Committee and the Board.
2.	Proposal Two: The non-binding approval of the compensation of our named executive officers requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
3.	Proposal Three: The approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
4.	Proposal Four: The ratification of the Corporation’s independent registered public accounting firm for the year ending June 30, 2016 also requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

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PROPOSAL ONE
NOMINATION AND ELECTION OF DIRECTORS

The Board currently consists of nine members and is divided into three classes of three members each. The members of the three classes are elected to serve for staggered terms of three years.

Except for William H. Carter, each of the nominees is a director standing for re-election. Mr. John L. Boylan is retiring and is not standing for re-election. Mr. Carter has been nominated by the Board to fill the vacancy that would otherwise be created by Mr. Boylan’s retirement. Mr. Carter was selected by the Nominating and Governance Committee and nominated by the Board after an extensive search for a qualified candidate. The Nominating and Governance Committee fielded potential candidates from a variety of sources, including those suggested by other Board members, and engaged an independent third-party search firm to assist in identifying qualified candidates. Mr. Carter was first identified and recommended by the Board of Directors. Mr. Carter was selected as a nominee based upon his extensive business background and experience, especially with respect to his financial expertise, his cultural fit with the Board, and his ability and willingness to serve as a director of the Corporation.

Each nominee has consented to stand for election for a term expiring at the Corporation’s 2018 Annual Meeting of Shareholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board will designate a new nominee and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below by executing and returning the enclosed proxy card.

Nominees for Term to Expire in 2018

Name	Position with the Corporation	Age	Director Since
James B. Bachmann	Director of the Corporation	72	2003
Neeli Bendapudi	Director of the Corporation	52	2005
William H. Carter	Nominee	62	—

Continuing Directors – Term to Expire in 2016

Name	Position with the Corporation	Age	Director Since
Kenneth L. Cooke	Director of the Corporation	66	2010
Alan F. Harris	Director of the Corporation	61	2008
Zuheir Sofia	Director of the Corporation	71	1998

Continuing Directors – Term to Expire in 2017

Name	Position with the Corporation	Age	Director Since
Robert L. Fox	Director of the Corporation	66	1991
John B. Gerlach, Jr.	Director, Chairman of the Board, Chief Executive Officer and President of the Corporation	61	1985
Robert P. Ostryniec	Director of the Corporation	54	2014

Retiring Director – Term to Expire in 2015

Name	Position with the Corporation	Age	Director Since
John L. Boylan	Director of the Corporation	60	1998

The following information is provided for each director and each person nominated for election as a director, and includes their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information.

James B. Bachmann has been retired from full-time employment since 2003. He served as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, a registered independent public accounting firm, from 1992 to 2003. Mr. Bachmann’s significant public company accounting and financial experience has been immensely valuable to the Corporation and to the Audit Committee. He is also a director of Abercrombie & Fitch Co. and chair of its audit committee, providing additional experience overseeing the issues that face public companies operating in retail markets.

Neeli Bendapudi currently serves as Dean of the School of Business of the University of Kansas and has held that position since July 2011. She also served as Professor/Associate Professor of Marketing at The Ohio State University from 1996 to 2007 and from October 2008 to July 2011; and Executive Vice President and Chief Customer Officer of Huntington National Bank from April 2007 until October 2008. Ms. Bendapudi’s extensive knowledge of marketing, brand strategies and consumer behavior provides considerable benefit in the Board’s oversight of our retail marketing strategies in the Specialty Foods segment. As an educator, Ms. Bendapudi adds to the diversity of experience the Corporation values in its leadership.

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William H. Carter currently serves as Executive Vice President and Chief Financial Officer of Hexion Inc. (formerly known as Momentive Specialty Chemicals Inc.), an international specialty chemicals and materials company, and has held those positions since April 1995 in addition to serving as a director of Hexion Inc. since November 2001. Mr. Carter also served as Executive Vice President and Chief Financial Officer and a director of Momentive Performance Holdings LLC and its wholly-owned subsidiary Momentive Performance Materials Inc. from October 2010 until October 2014. Momentive Performance Materials Inc. voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in April 2014 and emerged from the Chapter 11 reorganization in October 2014. Prior to joining Hexion Inc., Mr. Carter was a partner with Price Waterhouse LLP, which he joined in 1975. He is also a director of M/I Homes, Inc. and chair of its audit committee, providing additional experience overseeing the issues that face public companies. He currently serves on the board of trustees of the James Cancer Foundation Board. Mr. Carter’s extensive finance and accounting experience provides the Board with valuable expertise in numerous financial areas, including accounting, tax, treasury, capital markets and strategic planning.

Kenneth L. Cooke currently serves as a Director, the President and Chief Operating Officer of Intermedix Corporation, a leading provider of technology-enabled solutions for the healthcare and ermerging preparedness and response industries. He has been President since February 2015 and has served as a Director and the Chief Operating Officer since 2008. He also served as Executive Vice President from March 2008 to February 2015. He served as Global Chief Information Officer of PricewaterhouseCoopers LLC (PwC), a registered independent public accounting firm, from July 2001 to March 2008; and Partner, PwC from 1986 to March 2008. Mr. Cooke has over 30 years of experience in public accounting. At PwC, Mr. Cooke served in a variety of senior US and Global leadership positions specializing in tax, audit and other accounting and consulting services. Mr. Cooke also has significant experience in information technology and business process optimization as well as mergers and acquisitions and has worked with other food businesses. His current position provides additional experience as an operations officer and director. The breadth and depth of Mr. Cooke’s experience enables Mr. Cooke to provide significant contributions to the Board.

Alan F. Harris has been retired from full-time employment since 2007. He served as Executive Vice President and Chief Marketing and Customer Officer of Kellogg Company, a food products company, from 2003 to 2007; and Executive Vice President and President, Kellogg Company International Division from 2000 to 2003. With over 23 years of experience at Kellogg in a variety of positions, Mr. Harris possesses extensive domestic and international experience in the retail food industry, as well as considerable consumer marketing expertise. In addition, Mr. Harris embodies many other desirable qualities that contribute to the leadership of the Corporation, including strong general management breadth and experience and significant strategic acumen. Mr. Harris has made significant contributions in key areas of oversight, including strategic planning, risk assessment and product development.

Zuheir Sofia currently serves as Chairman, President, & CEO of Business Bank of Florida, Corp., a bank holding company, and as Director of Florida Business Bank, a community bank, and has held those positions since April 2007. He also currently serves as Chairman of Sofia & Company, Inc., a financial advisory firm, and has held that position since 1998. Mr. Sofia served as President, Chief Operating Officer, Director and Treasurer of Huntington Bancshares Incorporated, a bank holding company, from 1984 to 1998 and also served as Chairman of the Board of Trustees at The Ohio State University. Mr. Sofia’s extensive leadership experience with Huntington, Sofia & Company and Business Bank of Florida, Corp. has allowed him to bring to the Board his demonstrated management ability at the executive level. Mr. Sofia has significant experience in mergers and acquisitions, treasury, capital markets and asset liability management. Mr. Sofia’s attributes also include financial, strategic planning, risk management and operation expertise. The depth and knowledge of Mr. Sofia’s current and past service as a director of several public and private companies and as chairman and board member of several non-profit organizations provides an invaluable expertise and insight to the Board.

Robert L. Fox currently serves as an Account Executive at Sweney Cartwright & Co., a stock brokerage firm, and has held that position since November 2014. He previously served as a Financial Adviser for Wells Fargo Advisors, a stock brokerage firm, from July 2008 to November 2014. He also served as Financial Adviser for A.G. Edwards & Sons, Inc., a stock brokerage firm, from 2005 to July 2008; and Financial Adviser for Advest, Inc., a stock brokerage firm, from 1978 to 2005. Mr. Fox has over 30 years of experience in the securities industry analyzing and evaluating the financial, operational and managerial capabilities of public companies. This experience enables Mr. Fox to better view the Corporation from a shareholder’s perspective and contribute that perspective to the Board. As a member of the Board for over 20 years, Mr. Fox demonstrates an extensive knowledge of our business, our history and the markets we serve. Mr. Fox’s significant ownership interest in the Corporation assures that his interests are directly aligned with those of our shareholders.

John B. Gerlach, Jr. currently serves as Chairman of the Board, Chief Executive Officer and President of the Corporation and has held those positions since 1997. Mr. Gerlach brings significant leadership and operational management experience to the Board. Mr. Gerlach has demonstrated strong executive leadership skills through over 30 years of executive officer service with the Corporation, including over 18 years as CEO. Mr. Gerlach is the Corporation’s longest-serving director. This experience, combined with his service on the board of Huntington Bancshares Incorporated and numerous nonprofit organizations, provide Mr. Gerlach with vast board level leadership capabilities. Perhaps most importantly, Mr. Gerlach’s significant ownership interest in the Corporation assures that top leadership is directly aligned with the interests of our shareholders.

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Robert P. Ostryniec currently serves as Chief Product Supply Officer for Keurig Green Mountain, Inc. and has held that position since 2013. He also served as Senior Vice President for H.J. Heinz Company from 2010 to 2013; and Global Supply Chain Officer of H.J. Heinz Company from 2003 to 2013. Mr. Ostryniec has 32 years of experience as an executive in manufacturing, purchasing, supply chain and logistics roles for publicly traded, consumer focused companies including General Electric Company, Stanley Black & Decker, Inc., H.J. Heinz Company and Keurig Green Mountain, Inc. The Board believes Mr. Ostryniec’s significant management experience, particularly in manufacturing, purchasing, supply chain and logistics, will enable him to provide valuable perspective and insight to the Board.

John L. Boylan has been retired from full-time employment with the Corporation since August 2014. He served as Chief Financial Officer, Vice President and Assistant Secretary of the Corporation from 1996 to July 1, 2014; and Treasurer of the Corporation from 1990 to July 1, 2014. Mr. Boylan served as an employee of the Corporation for 28 years. Mr. Boylan has extensive leadership and financial management experience with the Corporation. Mr. Boylan provides the Board with valuable insight into a management’s perspective with respect to the Corporation’s operations. Mr. Boylan has been a director of the Corporation for 17 years. Mr. Boylan is retiring and not standing for re-election.

CORPORATE GOVERNANCE

The Board has standing Audit, Compensation, Nominating and Governance and Executive Committees. In addition, the Board has adopted a Corporate Governance Program that includes Corporate Governance Principles, a Code of Business Ethics and Standards of Conduct. The charters of the Audit, Compensation and Nominating and Governance Committees and the Corporate Governance Principles, Code of Business Ethics and Standards of Conduct are posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

Director Independence — The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. Except for Mr. Boylan (who is retiring and not standing for re-election at the Annual Meeting), the Board does not believe that any of its nonemployee members or nominees have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. The Board has identified and determined that Ms. Bendapudi and Messrs. Bachmann, Cooke, Fox, Harris, Ostryniec, and Sofia are independent directors, and that Mr. Carter, if elected, will be an independent director.

Board Attendance — Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board attended the 2014 Annual Meeting of Shareholders and each of the current members of the Board is expected to attend the 2015 Annual Meeting. The Board held a total of six meetings during fiscal 2015. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which they served during fiscal 2015.

Board Leadership Structure — Mr. John B. Gerlach, Jr., the Corporation’s Chief Executive Officer (“CEO”), currently serves as the Corporation’s Chairman of the Board. The Board believes that the Corporation and its shareholders are best served by retaining the Board’s flexibility to allocate the responsibilities of Chairman of the Board and CEO in any way that is in the best interests of the Corporation at any future point in time. Adopting a policy that restricts the Board’s discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

In November 2007, the Board amended its Corporate Governance Principles to provide that the Corporation shall have a Lead Independent Director at any time during which the positions of Chairman of the Board and CEO are held by the same person. At that time, Mr. James Bachmann was appointed Lead Independent Director, and he continues to serve as Lead Independent Director. Under the amended Corporate Governance Principles, the Lead Independent Director:

●	Works closely with the Chairman to approve the information presented to the Board and set and approve meeting agendas and meeting schedules;
●	Chairs meetings of the Board in the absence of the Chairman;
●	Oversees meetings of the independent directors, including executive sessions of the nonemployee directors;
●	Serves as the principal liaison between the independent directors and the Chairman;
●	Takes a leading role in the Board evaluation process; and
●	Has the authority to call meetings of the independent directors from time to time.

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Mr. Gerlach, in his capacities as Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out the Corporation’s strategic initiatives and confronting its challenges. In short, the Board believes that a Chairman who is a member of the management team is well situated to oversee and execute the Corporation’s strategy and business plans to maximize shareholder value. The Board believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee system and the position of Lead Independent Director.

Board Role in Risk Oversight — The Board, together with the Audit Committee and the Compensation Committee, are primarily responsible for overseeing the Corporation’s risk management. Management of the Corporation has formed an Enterprise Risk Management Committee (“ERM Committee”) consisting of the Chief Financial Officer, Director of Internal Audit, General Counsel, and Director of Risk Management and Employee Benefits. The primary responsibility of the ERM Committee is to promote the development of sound policies, procedures and practices for managing the Corporation’s material risks and to report the results of the ERM Committee’s activities to the Audit Committee. The ERM Committee provides the Audit Committee with reports on a periodic basis, and the full Board is provided an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risk requiring its expertise, such as those related to incentive compensation programs and policies.

Although the Board and its committees oversee risk management for the Corporation, management is responsible for the day-to-day management and mitigation of the Corporation’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board’s leadership structure.

Director Qualifications — The Nominating and Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess the highest personal and professional ethics, integrity and values; have an understanding of our business; have diverse experiences in key business, financial and other challenges that are faced by publicly held corporations with a consumer focus; and represent the long-term interest of our shareholders. In particular, the Nominating and Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies or other large organizations; consumer packaged goods, particularly retail food companies; investment banking or the banking industry; accounting and finance; and retail/mass marketing experience. We expect our directors to represent all shareholders rather than special interest groups or any group of shareholders.

Corporate Governance Principles — The Board, on the recommendation of the Nominating and Governance Committee, adopted a set of Corporate Governance Principles in 2005. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.

Majority Voting Policy in Uncontested Elections — The Board, on the recommendation of the Nominating and Governance Committee, adopted a policy in fiscal 2016 that provides in an uncontested election of directors (i.e. an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Withheld” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and Governance Committee shall consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and Governance Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.

If a director’s resignation is rejected, the Board will disclose the reasons for its decision and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Corporation’s Amended and Restated Code of Regulations.

Any director who tenders a resignation under this policy may not participate in the Nominating and Governance Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.

Code of Business Ethics and Standards of Conduct — The Corporation has adopted a Code of Business Ethics and Standards of Conduct that inform the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and set a high standard of business conduct. The Code of Business Ethics and Standards of Conduct apply to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s website at www.lancastercolony.com/governance-documents.

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Shareholder Communication with the Board — Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The directors have requested that the Secretary of the Corporation act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board of Directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

BOARD COMMITTEES AND MEETINGS

Audit Committee — The Board has established an audit committee (the “Audit Committee”) that currently consists of Messrs. Bachmann, Cooke, Harris, and Ostryniec. Mr. Bachmann serves as Chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee meets Nasdaq independence requirements and that Mr. Bachmann, the Chairperson of the Audit Committee, and Mr. Cooke, a member of the Audit Committee, are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K. With respect to its assessment of whether Messrs. Bachmann and Cooke are “audit committee financial experts,” the Board considered, among other things, Messrs. Bachmann and Cooke’s business experience and background described previously within this Proxy Statement. The Audit Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2007 and 2010. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The Audit Committee held four meetings during fiscal 2015.

Compensation Committee — The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Cooke, Fox, and Sofia and Ms. Bendapudi. Mr. Sofia serves as Chairperson of the Compensation Committee. It has been determined by the Board that each member of the Compensation Committee meets Nasdaq independence requirements. The Compensation Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2008, 2010 and 2013. The duties of the Compensation Committee include: annually determining the compensation of the Chief Executive Officer and reviewing and approving goals and objectives relevant to his or her activities; reviewing and approving the Chief Executive Officer’s recommendations as to the compensation to be paid other executive officers of the Corporation; reviewing and approving offers to potential executive officers to join the Corporation; reviewing and approving perquisite policies; reviewing and approving employment agreements, severance or retention plans or agreements and severance or termination payments; retaining and overseeing compensation consultants and other advisors; overseeing regulatory compliance regarding compensation matters; establishing and evaluating performance goals and the level of achievement of such goals; reviewing and offering advice regarding direct compensation, equity-based compensation and retirement pay programs; administering equity-based compensation plans and approving equity awards; reporting activities to the Board; reviewing and discussing the Compensation Discussion and Analysis with the Corporation’s management; determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and Proxy Statement; preparing a Compensation Committee Report for inclusion in the Corporation’s Annual Report on Form 10-K and Proxy Statement; periodically reviewing director compensation in relation to other comparable companies and in light of other facts the Compensation Committee finds appropriate; annually reviewing the Compensation Committee charter; and annually evaluating the Compensation Committee’s performance. The charter does not provide the Compensation Committee with any delegation authority regarding its duties, except for the ability to delegate authority to approve equity awards to a subcommittee of the Compensation Committee. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held four meetings during fiscal 2015.

Nominating and Governance Committee — The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Fox, Harris and Sofia and Ms. Bendapudi. Mr. Fox serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Board that each member of the Nominating and Governance Committee meets Nasdaq independence requirements. The Nominating and Governance Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2005, 2010 and 2012. The duties of the Nominating and Governance Committee include identification and nominations to the Board of candidates for election as directors of the Corporation and the development and review of a set of Corporate Governance Principles. As part of its assigned duties, the Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board. The Nominating and Governance Committee held four meetings during fiscal 2015.

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The Nominating and Governance Committee uses different sources to identify Board candidates, including the Corporation’s executive officers and current members of the Board. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter and the Corporation’s Amended and Restated Code of Regulations. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership, regardless of the original source of the candidate’s nomination. The Nominating and Governance Committee generally considers the subject of diversity as described above under “Corporate Governance – Director Qualifications.” Recommendations to the Nominating and Governance Committee from shareholders regarding candidates must be delivered to the Corporation’s Corporate Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election. Section 2.03 of the Corporation’s Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the Proxy Statement as a nominee and, if elected, to serve as a director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Corporation will be best served if its directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

Executive Committee — The Board has established an executive committee (the “Executive Committee”) that currently consists of Messrs. Gerlach, Fox and Bachmann. No particular director serves as Chairperson of the Executive Committee. The Executive Committee operates pursuant to resolutions that were adopted by the Board in February 2008. The Executive Committee exercises the power and authority of the Board in managing the business and affairs of the Corporation (other than any power or authority specifically precluded by applicable law, the Corporation’s Articles of Incorporation or Amended and Restated Code of Regulations, or by limiting resolutions of the Board), but the Executive Committee acts only in the intervals between meetings of the Board. Furthermore, all acts of the Executive Committee must be reported at the next Board meeting. The Executive Committee met three times during fiscal 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2015, except as disclosed in last year’s proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock as of September 18, 2015:

Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Amount of Beneficial Ownership	Percent of Class(1)
John B. Gerlach, Jr.(2) c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215	Direct and indirect	8,221,779	30.0%
Dareth A. Gerlach(3) c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215	Direct and indirect	5,916,640	21.6%
John B. Gerlach Marital Deduction Trust A-1(2) c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215	Direct	5,737,602	21.0%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	Direct and indirect	1,571,250	5.7%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	Direct and indirect	1,482,457	5.4%

___________

(1)	Percentages based upon 27,364,169 shares outstanding as of September 18, 2015.

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(2)	Mr. Gerlach beneficially owns 8,221,779 shares in the aggregate. This includes: (i) 283,397 shares held by Mr. Gerlach’s spouse either directly or as trustee for which Mr. Gerlach’s spouse has the sole power to vote and dispose of these shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (ii) 5,737,602 shares held by the John B. Gerlach Marital Deduction Trust A-1, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iii) 137,430 shares held by the John B. Gerlach Taxable Trust U/A, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iv) 372,200 shares held by Mr. Gerlach as trustee or custodian for which he has the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (v) 360,500 shares held by a family limited partnership and general partnership, of which Mr. Gerlach is a shareholder and an officer of each. Mr. Gerlach has shared power to vote and dispose of all of these shares and disclaims beneficial ownership of 351,461 of these shares; (vi) 305,326 shares held by the Gerlach Foundation Inc., a private charitable foundation for which Mr. Gerlach shares the power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (vii) 138,163 shares held by Lancaster Lens Inc., a private charitable foundation for which Mr. Gerlach shares the power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; and (viii) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and FG Foundation. Mr. Gerlach and Mr. Fox serve as trustees of the FG Foundation, which is a supporting foundation of a public charitable foundation. Mr. Gerlach and Mr. Fox each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.
(3)	Includes 5,737,602 shares held by the John B. Gerlach Marital Deduction Trust A-1 and 137,430 shares held by the John B. Gerlach Taxable Trust U/A. Mr. Gerlach is trustee of these trusts with no power to vote or dispose of the shares, and Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. These shares are also included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares, all of which are also reported in footnote 2.
(4)	BlackRock, Inc. filed a Schedule 13G/A with the SEC on February 2, 2015 indicating that, as of December 31, 2014, BlackRock, Inc. has sole voting power with respect to 1,522,155 shares and sole dispositive power with respect to 1,571,250 shares.
(5)	The Vanguard Group filed a Schedule 13G/A with the SEC on February 10, 2015 indicating that, as of December 31, 2014, The Vanguard Group has sole voting power with respect to 25,619 shares, sole dispositive power with respect to 1,458,438 shares, and shared dispositive power with respect to 24,019 shares.

The following information indicates the beneficial ownership of outstanding Common Stock as of September 18, 2015 by all executive officers and directors of the Corporation as a group, each individual director, each individual director nominee, and each named executive officer named in the 2015 Summary Compensation Table:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
James B. Bachmann	9,575 shares		*
Neeli Bendapudi	8,300 shares		*
John L. Boylan	27,628 shares		*
William H. Carter	0 shares		*
Kenneth L. Cooke	7,370 shares		*
Douglas A. Fell	6,753 shares		*
Robert L. Fox	1,060,761 shares	(2)	3.9%
John B. Gerlach, Jr.	8,221,779 shares	(3)	30.0%
Alan F. Harris	14,845 shares	(4)	*
Robert P. Ostryniec	1,360 shares		*
Bruce L. Rosa	82,083 shares	(5)	*
Zuheir Sofia	9,726 shares		*
All executive officers and directors as a group (12 persons)	8,830,058 shares	(6)	32.3%

___________

*	Less than 1%
(1)	Percentages based upon 27,364,169 shares outstanding as of September 18, 2015.
(2)	Mr. Fox beneficially owns 1,060,761 shares in the aggregate. This includes: (i) 53,273 shares held directly by Mr. Fox’s spouse. Mr. Fox disclaims beneficial ownership of all of these shares; (ii) 86,997 shares held by Mr. Fox as trustee for which he has the sole power to vote and dispose of the shares. Mr. Fox disclaims beneficial ownership of 78,398 of these shares; (iii) 57,530 shares held by the Fox Foundation Inc., a private charitable foundation for which Mr. Fox shares the power to vote and dispose of the shares. Mr. Fox disclaims beneficial ownership of all of these shares; and (iv) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and FG Foundation. Mr. Fox and Mr. Gerlach serve as trustees of the FG Foundation, which is a supporting foundation of a public charitable foundation. Mr. Fox and Mr. Gerlach each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.
(3)	See the footnote for Mr. Gerlach in the beneficial ownership table listed previously within this Proxy Statement.
(4)	Includes 13,156 shares held as trustee for which Mr. Harris has the sole power to vote and dispose of these shares.
(5)	Includes 51,608 shares held as trustee for which Mr. Rosa has the sole power to vote and dispose of these shares.
(6)	For purposes of this calculation, the 620,122 shares held by Lehrs, Inc. have only been counted once.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers to give perspective to the data we present in the compensation tables below, as well as the narratives that follow the tables.

Executive Summary

During 2015, we continued our food-focused strategy that we believe will best enhance long-term shareholder value. The strategy involved continuing to organically grow our existing specialty food businesses, while also growing through the March 2015 acquisition of Flatout, a better-for-you branded retail product. We continue to evaluate additional acquisition opportunities that match our existing food-focused operations and anticipate continued growth from potential future acquisitions.

During fiscal 2015, we achieved the following financial outcomes for continuing operations:

●	Overall sales from continuing operations increased 6% to $1.1 billion, which included a small contribution from Flatout due to its acquisition late in our fiscal year.
●	Operating income from continuing operations increased 1%, as the benefits of higher sales and modestly lower material costs were somewhat offset by the impact of capacity constraints in our dressing manufacturing, higher freight expense, and lower pricing in the foodservice channel.
●	Value-added income, a key factor in our annual incentive plans, was essentially flat at the corporate level and decreased 1% in the Specialty Food business.
●	The value-added income at the corporate level was essentially flat based on a somewhat higher average net asset level being somewhat offset by the higher level of 2015 operating income. The annual incentives for Mr. Fell, our CFO, are based on the value-added income.
●	Although sales growth improved, value-added income in the Specialty Food business decreased slightly as compared to 2014. Both of these factors impacted the annual incentive payout for Mr. Rosa, the President of our Specialty Food business.
●	Income from continuing operations and income from continuing operations per common share (fully diluted) increased by 0.7% and 0.8%, respectively, as the current year’s effective tax rate of 34.2% was comparable to the prior year rate of 34.1%.
●	Return on beginning shareholders’ equity was 19.2%.
●	Our financial strength remained strong with a year-end cash balance of $182.2 million and no debt.

Our ongoing shareholders experienced a negative total shareholder return of 2.6% during fiscal 2015.

Based on the financial performance results noted above, we provided the following pay outcomes to our named executive officers (Messrs. Gerlach, Fell and Rosa) for fiscal 2015:

●	We provided salary increases of 3% to Messrs. Gerlach and Rosa during 2015. Mr. Fell received a more significant salary increase for 2015 reflecting his promotion, on July 1, 2014, to the CFO position. He was not a named executive officer prior to the promotion or prior to the 2015 fiscal year.
●	Annual incentive payouts for 2015 (figures are the combination of the Bonus and Non-Equity Incentive Compensation columns from the 2015 Summary Compensation Table ) varied significantly for each named executive officer over those provided in 2014:
●	Mr. Gerlach did not receive an annual incentive payout for 2015 based on the discretionary judgment of the Compensation Committee, but rather received an equity grant as noted below.
●	Mr. Rosa’s annual incentive payout increased by 15.4% influenced by slightly lower value-added income figure for the Specialty Foods Group, an increase in the sales growth multiplier from 91.0% to 101.5% reflecting higher sales growth in 2015 versus 2014 and an increase in the discretionary portion of his payout from $17,172 in 2014 to $37,000 in 2015.

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●	Mr. Fell’s annual incentive payout increased significantly in 2015 driven primarily by his promotion to CFO on July 1, 2015 – his prior 2014 incentive was based on his prior position with the Company in which he was not a named executive officer.
●	The value of equity grants in 2015 also varied among the named executive officer group as follows:
●	Mr. Gerlach received his first equity grant in 2015, a combination of restricted stock and stock appreciation rights, with a total value of $414,180. Prior to 2015, Mr. Gerlach had not received equity incentives due to his large ownership interest in the Company.
●	Mr. Rosa received an equity grant with a value of $273,741, an increase of 4.2% over 2014.
●	Mr. Fell received an equity grant with a value of $198,936, a significant increase over his grant in 2014 when he was not a named executive officer.
●	Total direct compensation for Messrs. Gerlach and Rosa increased 3.6% and 7.4%, respectively while Mr. Fell’s total direct compensation increased significantly based on his promotion to CFO.

In addition, the named executive officers each have significant equity positions and shared in the total shareholder return experienced by shareholders in fiscal 2015. Our Compensation Committee believes the above pay outcomes were appropriate in the context of the financial and shareholder return performances described above.

Executive Compensation Program Philosophy and Objectives

Our executive compensation objective has been to reward our named executive officers (identified in our 2015 Summary Compensation Table) for their efforts in helping to achieve market or above-market financial results and for helping to meet our strategic goals and increase long-term shareholder value. As a result, our basic executive compensation philosophy remains focused on “pay for performance.”

For us, a “pay for performance” philosophy means providing competitive compensation outcomes when performance meets our expectations, but also realizing that results above or below our expectations may result in above-market or below-market compensation outcomes. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

●	motivate our named executive officers to help achieve superior financial and operational performance;
●	continue to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value; and
●	attract and retain key executive talent.

We believe our executive compensation program should promote long-term shareholder value and should not be overly influenced by the short-term performance of our stock. Our named executive officers are focused on promoting long-term shareholder value because they are significant shareholders of our Common Stock. Our experience, however, has been that salary, annual cash incentive awards and long-term equity-based awards, as the primary elements of our executive compensation program, are the best vehicles to align our executives’ interests with our goal of promoting long-term shareholder value. We also understand our executive compensation programs provide a starting point, or baseline of comparison, for the compensation we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors include the executive’s range of responsibilities and related performance measures and other individual factors affecting each executive’s performance. We also engage in a general “double-check” of our executive compensation levels against amounts paid to executive officers with similar responsibilities in similarly situated companies, but we do not specifically benchmark compensation against percentiles or ranges of compensation provided by such companies.

At our 2014 Annual Meeting, our executive compensation program received approval from 99.9% of our shareholders casting votes on the matter. We believe this result demonstrates the shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. The shareholder vote was one of many factors contributing to the Compensation Committee’s decision to refrain from making significant changes to our compensation mix, peer group, target pay levels, performance metrics, or other compensation policies. The Compensation Committee will continue to consider results from future shareholder advisory votes, which will be held annually until the next shareholder advisory vote in 2017 on the frequency of future votes on executive compensation, in its ongoing evaluation of our executive compensation programs and practices.

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Compensation Administration and Consultant

The Compensation Committee reviews and determines the compensation for our named executive officers. The compensation we paid our named executive officers for fiscal year 2015 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other duties, structuring and administering the compensation programs and plans in which our named executive officers participate.

During fiscal year 2015, the Compensation Committee retained the services of an independent executive compensation consultant, Pearl Meyer & Partners, which we refer to as Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee and did not provide any other services to us during fiscal year 2015. The Compensation Committee believes there were no conflicts of interest between Pearl Meyer and the Compensation Committee during the fiscal year ended June 30, 2015. In reaching this conclusion, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Securities Exchange Act of 1934, as amended.

Pearl Meyer reevaluated our peer group and, based on its recommendations, the Compensation Committee adopted changes to the peer group for 2015 as provided below. In addition, Pearl Meyer provided information regarding median compensation for certain executives, including Mr. Gerlach, Mr. Fell and Mr. Rosa, which information was used by the Compensation Committee to obtain a general understanding of current compensation practices in our competitive market rather than benchmarking.

We implemented changes to our peer group for fiscal year 2015 based upon information and recommendations provided by Pearl Meyer. Our fiscal 2015 revenues were near the median of the chosen peer companies, while our market capitalization was at the 89th percentile of the group. The criteria used to develop the peer group included comparisons to companies in similar industries, primarily the packaged foods and meats and personal products industrial classifications, and which were also of a similar size to our corporation, specifically with annual revenues between 50% and 200% of our annual revenues and market capitalizations generally between 20% and 500% of ours.   To more accurately reflect those criteria, we added Seneca Foods Corp. and John B. Sanfilippo & Son, Inc. and dropped Inter Parfums Inc. (revenues were too small) from the peer group used in 2014. Our peer group for 2015 consists of the following companies:

●	B&G Foods, Inc.	●	John B. Sanfilippo & Son, Inc.

●	Cal-Maine Foods, Inc.	●	National Beverage Corp.

●	Calavo Growers Inc.	●	Post Holdings Inc.

●	Coca-Cola Bottling Co. Consolidated	●	Prestige Brands Holdings Inc.

●	Darling Ingredients Inc.	●	Revlon, Inc.

●	Diamond Foods, Inc.	●	Seneca Foods Corp.

●	Elizabeth Arden, Inc.	●	Snyders-Lance Inc.

●	Hain Celestial Group Inc.	●	Tootsie Roll Industries, Inc.

Compensation Processes, Procedures and Comparison to Peer Group

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled August meeting. Historically, at this meeting, our Compensation Committee reviews the elements of each named executive officer’s total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the members of senior management who report to him, but those executives are not present in the meeting during compensation deliberations. The Chairperson of our Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer, who is absent from the meeting at that time. Our Compensation Committee also compares our named executive officers’ compensation with that offered to executive officers employed by companies in our peer group, based on information about the peer group companies supplied by Pearl Meyer, during the first part of the review process as a “double-check” against market compensation practices rather than as a formal benchmarking process. Pearl Meyer also provided information regarding competitive pay for Mr. Fell and Mr. Rosa at the Compensation Committee’s August 2015 meeting.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officers. In general, when setting each component of compensation for our named executive officers, our Compensation Committee considers the following performance factors:

●	our previous year’s operating results and whether we achieved our performance objectives;

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●	the relative value of the executive’s unique skills, competencies and institutional knowledge;
●	the executive’s performance of management and officer responsibilities; and
●	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

With the exception of our Chief Executive Officer, as discussed in more detail below, we believe the total cash compensation paid to our named executive officers (the combination of salary and annual cash incentives) for fiscal 2015 was in line with the median compensation paid for executives holding similar positions in our peer group based on the Compensation Committee’s general understanding of current compensation practices in our competitive market.

Primary Elements of Compensation

We have established executive compensation objectives primarily focused on helping us create long-term shareholder value. We believe we can best achieve our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards and long-term equity-based incentive awards, which are described in detail below. Generally, we look at our named executive officers’ compensation arrangements in total when establishing salaries, annual cash and long-term equity incentive awards.

Salaries. We provide our named executive officers with annual salaries to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a risk-free cash compensation component. We establish salaries at levels designed to reward our named executive officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee. However, our general policy is that salaries for our named executive officers should not exceed median salaries for executive officers with similar responsibilities within our peer group.

For fiscal year 2015, the amount of each named executive officer’s salary increase, expressed as a percentage of such officer’s fiscal year 2014 salary, was as follows: Mr. Gerlach, 3.06% and Mr. Rosa, 3.00%. Mr. Fell’s increase for fiscal 2015 was much more significant, reflecting his promotion to Chief Financial Officer and to a named executive officer position. Salaries earned by our named executive officers for 2013, 2014 and 2015 appear in the “Salary” column of our 2015 Summary Compensation Table. For fiscal year 2016, we increased our continuing named executive officers’ salaries by an average of 2.43%. The amount of each named executive officer’s salary increase for fiscal year 2016, expressed as a percentage of such officer’s fiscal year 2015 salary, is as follows: Mr. Gerlach, 1.02%; Mr. Fell, 5.48% and Mr. Rosa, 3.04%.

The Compensation Committee determined to increase Mr. Fell’s salary for 2015 in connection with his promotion to the role of Chief Financial Officer. Mr. Fell’s promotion was based on his experience handling financial matters for us and his in-depth knowledge of our business, and the Compensation Committee’s and Mr. Gerlach’s satisfaction with Mr. Fell’s job performance in his previous roles with the Corporation. The Compensation Committee determined to increase Mr. Rosa’s salary for 2015 due to the Compensation Committee’s ongoing desire to ensure retention of Mr. Rosa’s services within our Specialty Foods operations. The Compensation Committee also considered Mr. Rosa’s lengthy experience as President of our Specialty Foods Segment and his specific knowledge of our Specialty Foods operations and strategic plan and the Compensation Committee’s and Mr. Gerlach’s satisfaction with Mr. Rosa’s job performance during 2014.

The Compensation Committee used its judgment in choosing to increase salaries for Messrs. Fell and Rosa for 2015 by their respective amounts after taking into consideration Mr. Gerlach’s recommendations, each executive’s annual salary increases in prior years and the amount our Compensation Committee understood to represent average salary increases among companies in our peer group over the past few years for officers holding similar positions.

Annual Cash Incentive Awards. We also provide our named executive officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. The annual cash incentive award represents a performance-based, variable and “at-risk” cash component of compensation for each named executive officer. Under this program, Mr. Rosa and Mr. Fell were each provided the opportunity to earn an annual cash incentive payment for fiscal 2015 based on our achievement of certain financial objectives. The 2015 calculations were based on the financial results excluding Flatout. We granted this award to Mr. Rosa based on his responsibility for supervising the operations of our Specialty Foods segment and to Mr. Fell based on his responsibilities as Chief Financial Officer.

Our Chief Executive Officer, Mr. Gerlach, does not participate in our annual cash incentive program. Mr. Gerlach’s total annual compensation remains well below the median of our peer group. Our Compensation Committee and Mr. Gerlach consider this result acceptable given his significant ownership interest and the resulting low probability of his leaving the Corporation.

Our Chief Executive Officer retains discretionary authority to modify the financial targets and raise or lower the computed incentive payment by up to 5% for Mr. Fell and up to 20% for Mr. Rosa based on his qualitative assessment of the executive’s overall development during the course of the fiscal year. Our Compensation Committee also retains authority to make further adjustments to the computed annual cash incentive payments. An annual cash incentive payment, if earned, is made in the fiscal year following the

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year in which it is earned. Annual cash incentive payments earned by our named executive officers for fiscal year 2015 appear below in the “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns of our 2015 Summary Compensation Table.

For fiscal year 2015, Mr. Rosa received the opportunity to earn a cash incentive payment equal to 0.35%, rounded to the nearest hundred, of our Specialty Foods segment’s value-added income for fiscal year 2015. Our Compensation Committee first established 0.35% of Specialty Foods’ value-added income as the annual incentive opportunity for Mr. Rosa in 2004, and we have continued to view this as a fair annual incentive opportunity from year to year since 2004. We define value-added income as the amount by which the fiscal year operating income of our Specialty Foods segment exceeds a target level of income. We determine the applicable target level of income by multiplying the segment’s pre-tax cost of capital by the segment’s average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income. For our Specialty Foods segment in fiscal 2015, average net assets equaled approximately $321 million, pre-tax cost of capital was 18.75%, target income equaled approximately $60.2 million, and operating income exceeded target income by approximately $106 million. We used operating income and average net assets as the performance metrics for Mr. Rosa’s award because we continue to believe that use of these metrics was the best way to motivate him to employ the Specialty Foods segment’s net assets efficiently.

Mr. Rosa’s incentive was subject to further modifications adopted by the Compensation Committee in a prior year based upon the review and recommendations of Pearl Meyer. After calculating Mr. Rosa’s incentive based on the formula described above, the resulting amount is adjusted by a modifier of 85%-115% of the calculated value depending on annual revenue growth in the Specialty Foods segment between 1.5% and 7.5%. For example, assuming a calculated incentive under the current formula of $200,000, if annual revenue growth in 2015 was 1.5%, the calculated amount would be adjusted to 85% of its value, or $170,000. If annual revenue growth was 7.5%, the calculated amount would be adjusted to 115% of its value, or $230,000. For fiscal 2015, a growth rate of 4.5% was set as the break-even point, meaning that sales growth above this level would increase the baseline calculation while sales growth below this level would decrease the baseline calculation. In addition, the incentive amount is subject to a further adjustment of plus or minus 20% based upon individual performance.

The baseline calculation of Mr. Rosa’s incentive for fiscal 2015 was $373,500. Revenue growth in the Specialty Foods segment for fiscal 2015 was 4.8% (excluding Flatout). Therefore, Mr. Rosa’s incentive was further adjusted up to approximately 101.5% of the baseline calculated value, for a resulting calculated incentive amount of $379,000. For fiscal year 2015, our Chief Executive Officer and our Compensation Committee exercised discretion to modify the annual cash incentive payment to Mr. Rosa by adding an additional discretionary payment of nearly 10% to the calculated incentive payment of $379,000, resulting in a total incentive payment of $416,000. Both our Chief Executive Officer and the Compensation Committee believe the additional discretionary bonus was appropriate in part to recognize Mr. Rosa’s ongoing role in our food business.

Mr. Fell’s fiscal year 2015 award represented the opportunity to earn a cash incentive payment equal to 0.30%, rounded to the nearest hundred, of our consolidated value-added income for fiscal year 2015. For purposes of Mr. Fell’s award opportunity, we define value-added income as the amount by which fiscal year consolidated operating income exceeds a target level of income. We determine the applicable target level of income by multiplying consolidated pre-tax cost of capital by consolidated average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income from continuing operations. For our consolidated operations in fiscal year 2015, average net assets equaled approximately $312 million, pre-tax cost of capital was 18.75%, target income equaled approximately $58.5 million, and operating income exceeded target income by approximately $96.1 million. We utilized consolidated operating income from continuing operations and average net assets as the performance metrics for Mr. Fell’s award because we believe use of these metrics was the best way to motivate him to employ our consolidated net assets efficiently.

Under the foregoing formula, Mr. Fell’s cash incentive calculation for fiscal 2015 was $288,000. For fiscal year 2015, our Chief Executive Officer and our Compensation Committee exercised discretion to modify the annual cash incentive payment to Mr. Fell by adding an additional discretionary payment of 5% to the calculated incentive payment of $288,000, resulting in a total incentive payment of $302,000. Both our Chief Executive Officer and the Compensation Committee believe the additional discretionary bonus was appropriate in part to recognize Mr. Fell’s role as the Chief Financial Officer and his expertise in regards to our Specialty Foods business.

Long-Term Equity-Based Incentive Awards. We grant our long-term equity incentives in the form of stock-settled stock appreciation rights, or appreciation rights, and time-based restricted stock.

Mr. Gerlach received 26,746 appreciation rights and 1,627 shares of restricted stock, Mr. Rosa received 17,680 appreciation rights and 1,075 shares of restricted stock and Mr. Fell received 12,860 appreciation rights and 780 shares of restricted stock as part of our February 2015 grants pursuant to our form agreements for appreciation rights and restricted stock awards. The grants of appreciation rights and restricted stock were made under our Amended and Restated 2005 Stock Plan previously approved by our shareholders. The Compensation Committee believes the awards represent an appropriate level of additional annual compensation that is aligned with the creation of long-term shareholder value and provides an additional retention tool for executive talent.

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Appreciation rights give holders the right to receive stock in our Corporation equal in market value to the difference between the closing market price of our stock on the day of exercise and the base price established for the appreciation rights, as set forth in the appreciation rights award agreement, multiplied by the number of appreciation rights exercised. The base price for appreciation rights equals the closing price of our stock on the date on which the appreciation rights are granted, which for the February 2015 grants was $91.13. Appreciation rights cannot be exercised until they vest, and, for retention purposes, we have currently chosen a vesting schedule as follows: one-third of the total award will vest on each of the first, second and third anniversaries of the grant date. The appreciation rights will vest earlier upon a change of control of the Corporation. The appreciation rights award agreement also provides that the appreciation rights will expire on the earlier of five years from the grant date or 90 days after the grantee’s employment with the Corporation ceases other than as a result of his or her death, disability or retirement, as described in more detail in the award agreement. As a result, the appreciation rights granted in February 2015 must be exercised no later than February 24, 2020.

The Compensation Committee granted new awards of restricted stock on the same day as the appreciation rights awards. Unlike the appreciation rights, the shares of restricted stock do not vest ratably, but vest in total on the third anniversary of the grant date, although a portion of the shares may vest at retirement as described below. The restricted stock will vest earlier upon a change of control of the Corporation. Once vested, the restricted stock may be traded in the same manner as other shares. Each recipient of restricted stock will receive dividends on the restricted stock during the vesting period, but will forfeit all unvested restricted stock if his or her employment with the Corporation ceases other than as a result of his or her death or disability, as described in more detail in the award agreement. If an employee reaches the age of 63 and has at least 10 years of service with the Corporation, then a portion of the shares will vest upon the employee’s retirement as follows: one-third will vest if the employee retires after the first anniversary of the grant date but before the second anniversary of the grant date; and two-thirds will vest if the employee retires after the second anniversary of the grant date but before full vesting of the award.

In total, we granted 149,286 appreciation rights and 16,147 shares of restricted stock under our Amended and Restated 2005 Stock Plan during fiscal year 2015. The Compensation Committee did not use any specific formulas, mathematical calculations or peer group comparisons when determining the amounts of appreciation rights and restricted stock that it granted to individual employees, including our named executive officers, during 2015. Instead, the 2015 grants were made solely in the Compensation Committee’s judgment and motivated solely by the Compensation Committee’s desire to award each employee enough value to achieve our retention and motivation objectives discussed above. In the Compensation Committee’s view, the amounts awarded in 2015 were necessary to help us retain executive talent and provide reasonable incentives for our executive talent to work to create long-term shareholder value. Mr. Gerlach’s awards were based on the Compensation Committee’s desire to align its long-term incentives with other executive officers. The equity grants to Messrs. Gerlach and Fell were both well below market median levels, while Mr. Rosa’s equity grant was above the market median. The aggregate grants to the named executive officers were well below the market median.

At this time, it is our intention to continue to make long-term equity incentive awards in the form of appreciation rights and restricted stock pursuant to the Lancaster Colony Corporation 2015 Omnibus Incentive Plan, subject to its approval by our shareholders at the Annual Meeting. We believe these types of equity awards offer our employees, including our named executive officers, the best form of retention and motivation incentive that is also aligned with the long-term interests of our shareholders. We also currently expect the Compensation Committee will continue to use its judgment based, in part, on recommendations by our Chief Executive Officer, to determine the appropriate level of appreciation rights and restricted stock awards because this gives the Compensation Committee the most flexibility to make awards in amounts necessary to help us achieve our long-term objectives. At this time, the Compensation Committee has not made any determinations about awards for fiscal year 2016 or future years. More detailed information about dividends on restricted stock for fiscal year 2015 is presented below in the “All Other Compensation” column of our 2015 Summary Compensation Table.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our 401(k) savings plans, health insurance plan and group life insurance plan. These other benefits are discussed in detail below. In addition, our named executive officers may elect to participate in our deferred compensation program. We also make some post-termination payments and benefits available to our named executive officers, as described in detail below. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites. We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees and believe this arrangement is consistent with our “pay for performance” philosophy. During fiscal year 2015, we offered our named executive officers the following perquisites: corporate automobile allocations and related insurance premium payments, except for Mr. Gerlach; life insurance and travel insurance premium payments; and payment of certain business-related professional and filing fees. More detailed information about perquisites for fiscal year 2015 is presented below in the “All Other Compensation” column of our 2015 Summary Compensation Table.

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Executive Deferred Compensation Program. The Lancaster Colony Corporation Executive Employee 2005 Deferred Compensation Plan, which we refer to as our nonqualified deferred compensation plan, allows our named executive officers to defer up to $50,000 of their annual cash compensation for future payment. Under the nonqualified deferred compensation plan, amounts deferred by our named executive officers are maintained in separate book-entry accounts. Interest on the deferred amounts is credited semi-annually on June 30 and December 31 with an annual rate of interest equal to the prime interest rate reported in the Wall Street Journal on the first business day in January (for the June 30 credit) and July (for the December 31 credit). We do not match amounts that are deferred. Distributions from the nonqualified deferred compensation plan are paid upon termination of employment (including death or disability), and the named executive officer may elect to receive payments in either a lump sum or a series of installments upon termination. We do not fund the nonqualified deferred compensation plan and participants have only an unsecured contractual commitment from us to pay the amounts due. More detailed information about the nonqualified deferred compensation plan is presented below in our 2015 Nonqualified Deferred Compensation Table and related narrative.

Health and Welfare Benefits. We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our named executive officers. We believe these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our benefits and risk management department is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all employees. These benefits include vacation and personal time, paid holidays, medical and long and short-term disability insurance programs.

Retirement Benefits

Pension Benefits. We do not provide defined benefit pension arrangements or post-retirement health coverage for our named executive officers, as we do not believe that providing these types of benefits to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

401(k) Savings Plan. All of our current named executive officers participate in our Lancaster Colony Corporation 401(k) Savings Plan, a tax-qualified defined contribution plan that we refer to as our 401(k) Plan. We believe this benefit is competitive within our peer group and, while not a separate incentive by itself because it does not help us achieve any of our compensation program objectives, it is an essential and expected part of any compensation program. Under the 401(k) Plan, each employee may contribute up to 25% of eligible compensation on a pre-tax basis into an individual account (subject to limits established by the Internal Revenue Service). In any fiscal year, we will make a matching contribution to each participant’s account equal to 40% of the first 4% of the participant’s compensation that has been contributed to the 401(k) Plan. A participant may make partial withdrawals from the 401(k) Plan through a loan, based on financial hardship or, if the participant is an in-service employee, at age 59 ½. Single lump sum withdrawals are permitted upon an employee’s termination of employment.

Effective for calendar year 2015, the 401(k) Plan limits the annual additions that can be made to an employee’s account to $53,000 per year. Annual additions include matching contributions and before-tax contributions made by the employee. Of those annual additions, the current maximum before-tax contribution is $18,000 per year and no more than $265,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan.

Participants age 50 and over may also contribute, on a pre-tax basis and without regard to the $53,000 limitation on annual additions or the $18,000 general limitation on before-tax contributions, a catch-up contribution of up to $6,000 per year. Matching contributions from us that were paid to our named executive officers during fiscal year 2015 are included in the “All Other Compensation” column of our 2015 Summary Compensation Table.

Employee Stock Ownership Plan. The Lancaster Colony Corporation Employee Stock Ownership Plan, or ESOP, is another of our tax-qualified retirement plans. The ESOP was “frozen” on December 31, 1997 when it was amended to prevent further participation and contributions and to fully vest existing account balances. The ESOP was designed to invest primarily in “employer securities” as defined in Section 409(l) of the Internal Revenue Code. The ESOP continues to offer a pre-retirement diversification right, and dividends are distributed (upon election by the participant) in the form of cash or can be reinvested in our stock and credited to a participant’s account. Distributions in the form of a single lump sum or in five annual installments are made upon a participant’s termination of employment.

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Employment and Severance Agreements

We do not maintain employment agreements with any of our named executive officers. We have entered into a Key Employee Severance Agreement with Mr. Rosa that specifies cash payments in the event his employment is terminated other than for cause or terminated by him for good reason within one year after a change in control (the terms “cause,” “good reason” and “change in control” are each defined in the agreements). In addition, Mr. Rosa will be entitled to participate in any health, disability and life insurance plans in which he participated at the time of termination, on the same basis, for a period of one year following termination. The agreement does not require Mr. Rosa to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreement are not subject to reduction for other compensation earned by him after termination. The agreement does not have an expiration date. We believe this agreement was necessary for us to attract and retain Mr. Rosa. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

Share Ownership Guidelines

In 2012, the Board adopted the following share ownership guidelines to further align the interests of the Corporation’s named executive officers and the Corporation’s shareholders:

●	Mr. Gerlach, as the CEO, should own common shares of the Corporation with a value equal to at least six times his annual base salary;
●	Mr. Fell and Mr. Rosa, the other named executive officers in fiscal 2015, should own common shares of the Corporation with a value equal to at least two times their respective annual base salaries; and
●	Other potential future named executive officers should own common shares of the Corporation with a value equal to at least one times their respective annual base salaries.

Each executive to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such executive became subject to this policy to achieve the applicable guideline level of ownership. Mr. Gerlach and Mr. Rosa have met the guidelines for fiscal 2015. Mr. Fell is not required to meet the guidelines until July 2019.

Insider Trading, Hedging and Pledging Policies

Our Insider Trading Policy prohibits all directors and employees from short-selling common shares of the Corporation or engaging in transactions involving Corporation-based derivative securities, including, but not limited to, trading in Corporation-based option contracts (for example, buying and/or writing puts and calls). This does not prohibit the exercise of options, stock appreciation rights, or other derivative securities received through Corporation-sponsored equity incentive plans. Our Insider Trading Policy also prohibits pledging Corporation securities as collateral for a loan, except where the person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

In addition, our Insider Trading Policy prohibits our directors, officers, and employees from purchasing or selling Corporation securities while in possession of material, non-public information, except through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows insiders to sell and diversify their holdings in our common shares over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell our common shares in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Corporation at the time of the sale.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise and expect to comply with all recoupment requirements imposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements are effective.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, our Chief Executive Officer receives non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

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Compensation-Related Risk Assessment

In 2015, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee conducted an assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with the Chairman of the Board and Lead Independent Director.

Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, informal input from Pearl Meyer, discussions with the Chairman of the Board and Lead Independent Director, as well as the Compensation Committee’s formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

EXECUTIVE COMPENSATION

Executive Officers

The following is a list of the names and ages of all of the executive officers of the Corporation indicating all positions and offices held by each such person and each person’s principal occupation or employment during the past five years. No person other than those listed below has been chosen to become an executive officer. The executive officers are elected annually by the Board:

Name	Principal Occupation	Age	Executive Officer Since
John B. Gerlach, Jr.	Chairman of the Board, Chief Executive Officer and President of the Corporation since 1997	61	1982
Douglas A. Fell	Chief Financial Officer, Treasurer, Vice President and Assistant Secretary of the Corporation since 2014; Senior Vice President of Finance of T. Marzetti Company, the specialty foods subsidiary of the Corporation, from 2012 to 2014; Senior Vice President of Strategic Development of T. Marzetti Company from 2010 to 2012	53	2014
Bruce L. Rosa	President of T. Marzetti Company, the specialty foods subsidiary of the Corporation, since 2003; and Vice President – Development of the Corporation since 1998	66	1998

The following tables and narratives provide descriptions of the compensation paid by us for the fiscal year ended June 30, 2015, to Mr. Gerlach, Mr. Fell and Mr. Rosa, our three named executive officers during the 2015 fiscal year.

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2015 Summary Compensation Table

The following table summarizes compensation earned during the 2015, 2014 and 2013 fiscal years by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
John B. Gerlach, Jr., Chairman of the Board, Chief Executive Officer, and President	2015 2014 2013	$984,000 $954,810 $954,810	$0 $395,000 $295,000	$148,269 $0 $0	$265,911 $0 $0	$0 $0 $0	$0 $0 $0	$16,875 $5,081 $7,814	(6)	$1,415,055 $1,354,891 $1,257,624

Douglas A. Fell,(7) Treasurer, Vice President, and Chief Financial Officer	2015	$365,000	$14,000	$71,081	$127,855	$288,000	$0	$12,832	(8)	$878,768

Bruce L. Rosa, President, T. Marzetti Company and Vice President– Development	2015 2014 2013	$471,676 $457,950 $440,325	$37,000 $17,172 $32,105	$97,965 $91,969 $50,869	$175,776 $170,780 $153,680	$379,000 $343,450 $321,055	$0 $0 $0	$10,742 $10,297 $19,399	(9)	$1,172,159 $1,091,618 $1,017,433

___________

(1)	The amounts shown in this column for 2015 include amounts deferred by our named executive officers under our nonqualified deferred compensation plan, which is further discussed above under “Compensation Discussion and Analysis” and below in the “2015 Nonqualified Deferred Compensation Table” and accompanying narrative.
(2)	As discussed under “Compensation Discussion and Analysis” above, the amounts reported for Mr. Fell and Mr. Rosa for 2015 represent discretionary increases under our annual cash incentive award program.
(3)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, of the restricted stock granted during the reported years. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2015, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. See the 2015 Grants of Plan-Based Awards table below for additional information regarding the restricted stock awarded in fiscal 2015.
(4)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock-settled stock appreciation rights granted during the reported years. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2015, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. See the 2015 Grants of Plan-Based Awards table below for additional information regarding the stock-settled stock appreciation rights awarded in fiscal 2015.
(5)	The amounts shown in this column for 2015 represent amounts computed for fiscal year 2015 performance under our annual cash incentive award program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial objectives. See “Compensation Discussion and Analysis” for more information about our annual cash incentive award program.
(6)	This amount consists of (A) $1,200 in life insurance premium payments, and (B) $15,675 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, and (iii) payment of business-related professional and filing fees.
(7)	Mr. Fell was appointed Treasurer, Vice President, and Chief Financial Officer of the Corporation on July 1, 2014.
(8)	This amount consists of (A) $1,097 in life insurance premium payments, and (B) $11,735 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, (iii) dividends on unvested restricted stock and (iv) an allocation for personal use of a corporate automobile.
(9)	This amount consists of (A) $1,200 in life insurance premium payments, and (B) $9,542 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, (iii) dividends on unvested restricted stock and (iv) an allocation for personal use of a corporate automobile.

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2015 Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to our named executive officers during fiscal year 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John B. Gerlach, Jr.	2/24/15 2/24/15	— —	— —	— —	— —	— —	— —	1,627 —	— 26,746	— $91.13	$148,269 $265,911
Douglas A. Fell	— 2/24/15 2/24/15	— — —	$289,000 — —	— — —	— — —	— — —	— — —	— 780 —	— — 12,860	— — $91.13	— $71,081 $127,855
Bruce L. Rosa	— 2/24/15 2/24/15	— — —	$343,450 — —	— — —	— — —	— — —	— — —	— 1,075 —	— — 17,680	— — $91.13	— $97,965 $175,776

___________

(1)	As we described in “Compensation Discussion and Analysis” above, under our annual cash incentive program, Mr. Fell and Mr. Rosa each receive a fiscal year incentive opportunity, the amount of which is primarily determined by applying a percentage rate to either the value-added income attributable to the entire Corporation or the value-added income attributable to our Specialty Foods segment, as applicable for each named executive officer. The resulting cash incentive calculation is subject to, for Mr. Rosa, adjustment based on our Specialty Foods segment’s achievement of annual revenue growth and, for both Messrs. Rosa and Fell, discretionary adjustment on recommendation by our Chief Executive Officer and approval by our Compensation Committee, each as further described in “Compensation Discussion and Analysis” above. For fiscal year 2015, our Compensation Committee exercised discretion by adding $37,000 to Mr. Rosa’s payment and $14,000 to Mr. Fell’s payment, as more fully described in “Compensation Discussion and Analysis” above.

Because value-added income changes from year-to-year, we are unable to determine in advance the target amounts for annual cash incentive awards under our annual cash incentive program. The amounts reflected in column (d) of the above table represent estimated possible payouts for fiscal year 2015 based on fiscal year 2014 actual performance, as required by applicable guidance. These amounts are not indicative of the actual amounts Messrs. Fell and Rosa received under the annual cash incentive program for fiscal year 2015 for the reasons explained above in “Compensation Discussion and Analysis.” The total annual cash incentive payments for our named executive officers for our performance in fiscal year 2015 were determined by our Compensation Committee on August 18, 2015 and are reflected in columns (d) and/or (g) of our 2015 Summary Compensation Table above. For more information about our annual cash incentive program, see “Compensation Discussion and Analysis” above.

(2)	These amounts represent shares of restricted stock that were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 24, 2018. The grant date fair value per share was $91.13.
(3)	These amounts represent stock-settled stock appreciation rights that were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 24, 2016, can be exercised for up to five years from the date of grant and are expected to fully vest on February 24, 2018. The Black-Scholes determined grant date fair value per right was $9.9421. The amounts reported in column (l) for these awards represent the grant date fair market value computed in accordance with FASB ASC Topic 718.

None of our named executive officers is a party to an employment agreement with us, but Mr. Rosa was a party to a Key Employee Severance Agreement with us in fiscal 2015. For more information about this severance agreement, see “Compensation Discussion and Analysis — Employment and Severance Agreements” above and the disclosure below under “Potential Payments Upon Termination or Change in Control.” For more information about the other compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and annual cash incentive payments or discretionary bonuses, also see “Compensation Discussion and Analysis” above.

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Outstanding Equity Awards at 2015 Fiscal Year-End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal year 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
John B. Gerlach, Jr.	—		26,746	(4)	—	$91.13	Feb. 24, 2020	—		—	—	—
	—		—		—	—	—	1,627	(7)	$147,813	—	—

Douglas A. Fell	1,168	(1)	—		—	$68.12	Feb. 21, 2017	—		—	—	—
	1,250	(2)	1,250	(2)		$72.67	Feb. 26, 2018	—		—	—	—
	1,246	(3)	2,494	(3)	—	$89.29	Feb. 25, 2019	—		—	—	—
	—		12,860	(4)	—	$91.13	Feb. 24, 2020	—		—	—	—
	—		—		—	—	—	225	(5)	$20,441	—	—
	—		—		—	—	—	265	(6)	$24,075	—	—
	—		—		—	—	—	780	(7)	$70,863	—	—
	3,664		16,604					1,270		$115,379

Bruce L. Rosa	—		5,668	(2)	—	$72.67	Feb. 26, 2018	—		—	—	—
	4,800	(3)	9,600	(3)	—	$89.29	Feb. 25, 2019	—		—	—	—
	—		17,680	(4)	—	$91.13	Feb. 24, 2020	—		—	—	—
	—		—		—	—	—	700	(5)	$63,595	—	—
	—		—		—	—	—	1,030	(6)	$93,575	—	—
	—		—		—	—	—	1,075	(7)	$97,664	—	—
	4,800		32,948					2,805		$254,834

___________

(1)	These stock-settled stock appreciation rights were granted on February 21, 2012 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights can be exercised for up to five years from the date of grant and became fully vested on February 21, 2015.
(2)	These stock-settled stock appreciation rights were granted on February 26, 2013 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 26, 2014, can be exercised for up to five years from the date of grant and are expected to fully vest on February 26, 2016.
(3)	These stock-settled stock appreciation rights were granted on February 25, 2014 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 25, 2015, can be exercised for up to five years from the date of grant and are expected to fully vest on February 25, 2017.
(4)	These stock-settled stock appreciation rights were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 24, 2016, can be exercised for up to five years from the date of grant and are expected to fully vest on February 24, 2018.
(5)	These shares of restricted stock were granted on February 26, 2013 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 26, 2016.
(6)	These shares of restricted stock were granted on February 25, 2014 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 25, 2017.
(7)	These shares of restricted stock were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 24, 2018.

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2015 Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)(1)		(c)(1)	(d)(2)		(e)(2)
John B. Gerlach, Jr.	—		—	—		—
Douglas A. Fell	—		—	200	(3)	$18,152
Bruce L. Rosa	2,521	(3)	$230,470	744	(3)(4)	$67,560

___________

(1)	The amounts reported in columns (b) and (c) reflect the exercise during fiscal year 2015 of stock-settled stock appreciation rights by the named executive officers. The amounts reported in column (c) were computed using the aggregate number of rights exercised and the closing price of our shares on the respective dates of exercise.
(2)	The amounts reported in columns (d) and (e) reflect the vesting during fiscal year 2015 of restricted stock awards for the named executive officers. The amounts reported in column (e) were computed using the number of shares acquired on vesting and the closing price of our shares on the respective date of vesting.
(3)	Shares reported reflect gross shares before tax settlement. Shares were withheld sufficient to cover the applicable taxes due upon exercise or vesting.
(4)	Due to his retirement eligibility, this total includes 576 shares of unvested restricted stock that vest upon the earlier of the awards’ normal vesting schedule or his retirement.

2015 Pension Benefits

We do not maintain any defined benefit plans or other plans with specified retirement benefits in which our named executive officers participate.

2015 Nonqualified Deferred Compensation Table

This table shows certain information for fiscal year 2015 for each of our named executive officers under our nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
John B. Gerlach, Jr.	$24,457	—	$19,292	—	$620,295
Douglas A. Fell	$34,130	—	$11,140	—	$369,085
Bruce L. Rosa	$12,500	—	$11,653	—	$373,436

___________

(1)	The amounts reported for our named executive officers in this column are fully reported as part of the salary for each named executive officer in column (c) of the “2015 Summary Compensation Table” above.
(2)	None of the amounts reported for our named executive officers in this column are reported in the “2015 Summary Compensation Table” above.
(3)	The following amounts reported for our named executive officers in this column have been previously reported as compensation in our “Summary Compensation Table” included in prior years’ proxy statements: Mr. Gerlach, $162,500; Mr. Fell, $0; and Mr. Rosa, $106,250.

For more information about our nonqualified deferred compensation plan, see “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination or Change in Control

Our named executive officers may terminate employment with us under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, we generally limit the payments or other forms of compensation that we will provide our named executive officers when their employment with us is terminated to compensation elements that we provide all our employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

Key Employee Severance Agreement

During fiscal year 2015, we were a party to a Key Employee Severance Agreement with Mr. Rosa that provides for him to receive certain cash payments and other benefits if his employment with us is terminated by us other than for cause or if Mr. Rosa resigns for good reason within one year of a change in control of our Corporation. The terms “cause,” “good reason” and “change in control” are defined under this agreement. Cause generally means the employee’s willful engagement in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of our Corporation or involves misappropriation of our funds or

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other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by us on Form 8-K as a change in control and certain significant changes in the ownership of our Common Stock or in the makeup of our Board.

Upon such a termination or resignation within one year of a change in control, we will pay to Mr. Rosa under his Key Employee Severance Agreement a lump sum cash payment in an amount equal to the lesser of:

●	the sum of:
●	Mr. Rosa’s highest annual salary for the immediately preceding three full fiscal years; plus
●	Mr. Rosa’s highest total annual incentive paid for the immediately preceding three full fiscal years; or
●	two times Mr. Rosa’s salary and annual incentive paid for the immediately preceding fiscal year.

We will also pay to Mr. Rosa under the Key Employee Severance Agreement any accrued but unpaid base salary at his then-current salary rate and will provide him with continued coverage under our health, disability and life insurance plans in which the he participated for one year. Mr. Rosa has no duty to mitigate the amount of benefits paid by us while seeking other employment, and the benefits are not subject to reduction for other compensation earned by Mr. Rosa after termination.

Equity Based Compensation Plans

Upon a change in control, all unvested restricted stock and stock-settled stock appreciation rights granted under our Amended and Restated 2005 Stock Plan to our named executive officers that are not assumed by the surviving company will vest in full.

Upon the death or disability (as defined in our Amended and Restated 2005 Stock Plan) of a named executive officer, all unvested restricted stock granted to such named executive officer under our Amended and Restated 2005 Stock Plan will vest in full. However, unvested stock-settled stock appreciation rights granted to our named executive officers under our Amended and Restated 2005 Stock Plan are not subject to accelerated vesting. Such unvested stock-settled stock appreciation rights are forfeited to the Corporation for no consideration upon the death or disability of a named executive officer unless the named executive officer is retirement-eligible.

Tabular Disclosure. The tables below summarize the estimated amounts of payments or compensation our named executive officers may receive under particular termination scenarios. The amounts shown in the tables below assume the named executive officer is terminated as of June 30, 2015 and the price per share of our common shares equals $90.85, which was the closing price of our common shares on June 30, 2015, as reported on the Nasdaq Global Select Market. Actual amounts we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination.

John B. Gerlach, Jr. The following table shows the potential payments upon termination under various circumstances for John B. Gerlach, Jr., our Chairman of the Board, Chief Executive Officer and President.

Benefits and Payments Upon Termination	Retirement on 06/30/15	Termination Without Cause or for Good Reason on 06/30/15	Termination for Cause or Without Good Reason on 06/30/15	Termination Subsequent to a Change in Control on 06/30/15	Termination by Death on 06/30/15	Termination by Disability on 06/30/15
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Restricted stock	$0	$0	$0	$147,813	$147,813	$147,813
Stock Appreciation Rights	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$1,338,246	$1,338,246	$1,338,246	$1,338,246	$1,338,246	$1,338,246
Deferred Compensation Plan	$620,295	$620,295	$620,295	$620,295	$620,295	$620,295
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000(3)
Total	$1,958,541	$1,958,541	$1,958,541	$2,106,354	$2,256,354	$2,256,354

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Douglas A. Fell. The following table shows the potential payments upon termination under various circumstances for Douglas A. Fell, our Treasurer, Vice President, Assistant Secretary and Chief Financial Officer.

Benefits and Payments Upon Termination	Retirement on 06/30/15	Termination Without Cause or for Good Reason on 06/30/15	Termination for Cause or Without Good Reason on 06/30/15	Termination Subsequent to a Change in Control on 06/30/15	Termination by Death on 06/30/15	Termination by Disability on 06/30/15
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Restricted stock	$0	$0	$0	$115,379	$115,379	$115,379
Stock Appreciation Rights	$0	$0	$0	$77,768	$0	$0
Employee Stock Ownership Plan	$110,984	$110,984	$110,984	$110,984	$110,984	$110,984
Deferred Compensation Plan	$369,085	$369,085	$369,085	$369,085	$369,085	$369,085
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000(3)
Total	$480,069	$480,069	$480,069	$673,216	$745,448	$745,448

Bruce L. Rosa. The following table shows the potential payments upon termination under various circumstances for Bruce L. Rosa, President of our specialty foods subsidiary, T. Marzetti Company, and Vice President – Development of the Corporation.

Benefits and Payments Upon Termination	Retirement on 06/30/15	Termination Without Cause or for Good Reason on 06/30/15	Termination for Cause or Without Good Reason on 06/30/15	Termination Subsequent to a Change in Control on 06/30/15	Termination by Death on 06/30/15	Termination by Disability on 06/30/15
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum(2)	$0	$0	$0	$887,676	$0	$0
Restricted stock	$73,140	$0	$0	$254,834	$254,834	$254,834
Stock Appreciation Rights	$125,464	$0	$0	$125,464	$125,464	$125,464
Employee Stock Ownership Plan	$1,155,579	$1,155,579	$1,155,579	$1,155,579	$1,155,579	$1,155,579
Deferred Compensation Plan	$373,436	$373,436	$373,436	$373,436	$373,436	$373,436
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$23,691	$150,000	$150,000(3)
Total	$1,727,619	$1,529,015	$1,529,015	$2,820,680	$2,059,313	$2,059,313

___________

(1)	Assumes, as of June 30, 2015, the amount of base salary payable to the named executive officers for services rendered during fiscal year 2015 has been paid.
(2)	For a termination subsequent to a change in control, this amount represents a lump sum cash payment in an amount equal to the sum of Mr. Rosa’s highest annual salary for the immediately preceding three full fiscal years ($471,676) plus Mr. Rosa’s highest total annual cash incentive paid for the immediately preceding three full fiscal years ($416,000) pursuant to the Key Employee Severance Agreement discussed above.
(3)	These amounts reflect an assumption that the officer will receive the maximum available disability payment.

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COMPENSATION OF DIRECTORS

2015 Director Compensation Table

The following table summarizes compensation earned during the 2015 fiscal year by our nonemployee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
(a)	(b)	(c)	(g)		(h)
James B. Bachmann	$96,500	$79,911	$1,459		$177,870
Neeli Bendapudi	$69,500	$79,911	$1,459		$150,870
John L. Boylan	$45,000	$79,911	$107,522	(4)	$232,433
Kenneth L. Cooke	$71,000	$79,911	$1,459		$152,370
Robert L. Fox	$75,000	$79,911	$1,459		$156,370
Alan F. Harris	$77,000	$79,911	$1,459		$158,370
Edward H. Jennings	$38,500	$0	$1,459		$39,959
Robert P. Ostryniec	$46,500	$79,911	$0		$126,411
Zuheir Sofia	$82,500	$79,911	$1,459		$163,870

___________

(1)	The amounts shown in column (b) represent compensation amounts discussed in the narrative below.
(2)	The amounts reported in column (c) reflect the aggregate grant date fair value of restricted stock received by each of our directors, which was computed in accordance with FASB ASC Topic 718. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2015, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The nonemployee directors had restricted stock awards outstanding as of June 30, 2015 for the following number of shares: Mr. Bachmann, 860; Ms. Bendapudi, 860; Mr. Boylan, 860; Mr. Cooke, 860; Mr. Fox, 860; Mr. Harris, 860; Mr. Ostryniec, 860; and Mr. Sofia, 860. Each nonemployee director received a grant of restricted stock for fiscal 2015 as follows: 860 shares on November 17, 2014 under our Amended and Restated 2005 Stock Plan. This grant of restricted stock will vest on November 17, 2015.
(3)	The amounts shown in column (g) represent dividends paid on restricted stock awards that vested during fiscal 2015, except as to Mr. Boylan, see details of his amount at footnote 4.
(4)	This amount consists of (i) $981 in dividends paid during fiscal 2015 on unvested restricted stock awards, (ii) $81,954 in consulting fees paid to Mr. Boylan for July and August 2015 for his service in an advisory role in connection with his transition out of the role of Chief Financial Officer, Treasurer, Vice President and Assistant Secretary of the Corporation, and (iii) $24,586 for vacation earned but unpaid at the time of his departure.

Our Compensation Committee reviews the level of compensation of our nonemployee directors on an annual basis. We have historically obtained data from a number of different sources to determine the appropriateness of the current level of compensation for our nonemployee directors, including:

●	Publicly available data describing director compensation at companies in our peer group;
●	Data collected by our corporate administration; and
●	Information obtained directly from other companies.

We compensate our nonemployee directors through a mix of cash and equity-based compensation. Except as noted in the footnotes above, our nonemployee directors received the following compensation for fiscal year 2015:

●	a quarterly retainer paid at an annual rate of $50,000;
●	a $1,500 fee for participation in each official meeting of the Board or Committee of the Board (including ad hoc committees);
●	an additional quarterly retainer paid at an annual rate of $10,000 for the Chair of the Audit Committee;
●	an additional quarterly retainer paid at an annual rate of $6,000 for the Chair of the Compensation Committee;
●	an additional quarterly retainer paid at an annual rate of $5,000 for the Chair of the Nominating and Governance Committee;
●	an additional quarterly retainer paid at an annual rate of $20,000 for the Lead Independent Director; and
●	a grant of 860 shares of restricted stock to each nonemployee director, with a market value of approximately $80,000 at the time of the grant.

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We also reimburse expenses incurred by our nonemployee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.

The grant of restricted stock was made on November 17, 2014 pursuant to the terms of our Amended and Restated 2005 Stock Plan. The restricted stock vests one year from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient. Dividends on the shares of restricted stock are held in escrow until the shares vest. The value of the grant was determined based on the recommendation of the Compensation Committee of an annual grant of restricted stock with a market value of approximately $80,000.

In 2012, the Board adopted implemented share ownership guidelines to further align the interests of the Corporation’s independent directors and the Corporation’s shareholders. Each independent director should own common shares of the Corporation with a value equal to at least three times the annual cash retainer for independent directors. Each director to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such director became subject to this policy to achieve the applicable guideline level of ownership. All of the Corporation’s independent directors, except Mr. Ostryniec, have met the guidelines. Mr. Ostryniec is not required to meet the guidelines until November 2019.

Equity Compensation Plan Information Table

The following table contains information as of June 30, 2015 regarding the Corporation’s 2005 Stock Plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	29,193	(1)	$84.24	1,610,344	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	29,193		$84.24	1,610,344

___________

(1)	These amounts assume outstanding stock-settled stock appreciation rights conversion at the June 30, 2015 closing price of $90.85 for the determination of the number of shares to be issued upon exercise of the rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cooke, Fox, and Sofia and Ms. Bendapudi served on the Compensation Committee during fiscal 2015, as did Mr. Jennings up until his retirement at the 2014 Annual Meeting on November 17, 2014. None of the members of the Compensation Committee during fiscal 2015 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. None of the members of the Compensation Committee during fiscal 2015 had any related person transaction with the Corporation required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Board or Compensation Committee during fiscal 2015 such that the service would constitute an interlock under Item 407(e)(4) of Regulation S-K.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Corporation’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s definitive Proxy Statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,

Zuheir Sofia, Chairperson
Neeli Bendapudi
Kenneth L. Cooke
Robert L. Fox

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PROPOSAL TWO
NON-BINDING VOTE ON THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Securities Exchange Act of 1934, we are asking you to cast an advisory (non-binding) vote on the following resolution at the 2015 Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of our Proxy Statement for the 2015 Annual Meeting, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” this proposal by executing and returning the enclosed proxy card.

This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. The Board has determined that this advisory vote of our shareholders should occur annually. The Board believes that our executive compensation program is designed appropriately and working effectively to ensure that we compensate our named executive officers for the achievement of annual and long-term performance goals enhancing shareholder value. Before you vote, please review the “Executive Summary” section, as well as the rest of our Compensation Discussion and Analysis above and the tabular and narrative disclosure that follows the Compensation Discussion and Analysis. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The next shareholder advisory vote with respect to the compensation of our executive officers is expected to occur at our 2016 Annual Meeting.

You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the Say-on-Pay vote will not be binding on us or our Board. However, the Board values the views of the Corporation’s shareholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

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PROPOSAL THREE
APPROVAL OF THE LANCASTER COLONY CORPORATION
2015 OMNIBUS INCENTIVE PLAN

The Board, following a recommendation by the Compensation Committee of the Board, approved and adopted the Lancaster Colony Corporation 2015 Omnibus Incentive Plan (the “Omnibus Plan”), subject to the approval of the Omnibus Plan by the Corporation’s shareholders. A copy of the Omnibus Plan is attached as Appendix A to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the Omnibus Plan.

The Board previously adopted, and the shareholders approved, the 2005 Lancaster Colony Corporation Stock Plan (the “2005 Plan”). However, the 2005 Plan expired during fiscal 2015 such that no new awards may be granted under the 2005 Plan.

The Board believes that the adoption of the Omnibus Plan is in the best interests of the Corporation. The purpose of the Omnibus Plan is to promote the achievement of both short-term and long-term objectives of the Corporation by (a) aligning compensation of participants with the interests of the Corporation’s shareholders, (b) enhancing the interest of participants in the growth and success of the Corporation, and (c) attracting and retaining participants of outstanding competence and ability.

The Omnibus Plan provides that the number of shares of common stock of the Corporation available for awards under the Omnibus Plan will be 1,500,000. The Omnibus Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), regarding deductibility of executive compensation, discussed below.

The Board of Directors recommends a vote “FOR” the approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan by executing and returning the enclosed proxy card.

A summary of the material features of the Omnibus Plan, which is qualified in its entirety by reference to the complete text of the Omnibus Plan attached as Appendix A, is set forth below.

Summary of the Omnibus Plan

Omnibus Plan Administration.  The Compensation Committee of the Board (the “Committee” for purposes of this proposal) will administer the Omnibus Plan. The Committee is comprised solely of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Omnibus Plan, subject to certain limitations in the Omnibus Plan. With respect to grants to officers and directors, the Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, stock exchange rules, and Section 162(m). The Committee may delegate to the Chief Executive Officer or other executive officers of the Corporation certain authority under the Omnibus Plan, including the authority to grant awards to eligible employees who are not officers subject to Section 16 of the Securities Exchange Act of 1934.

Eligible Participants.  The Committee may grant awards to employees, directors and consultants. As of June 30, 2015, there were eight non-employee directors and approximately 2,600 employees that would be eligible to participate in the Omnibus Plan. Although the number of individuals who will actually be granted awards under the Omnibus Plan is not determinable, the Corporation granted stock appreciation rights and restricted stock to approximately eight non-employee directors and 35 employees under the 2005 Plan in fiscal 2015 and seven non-employee Directors and 140 employees in fiscal 2014.

Shares Available.  The aggregate number of shares of common stock, without par value, that may be issuable pursuant to awards granted under the Omnibus Plan is 1,500,000 shares. If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made to the number of shares that may be issued or transferred in the future under the Omnibus Plan and to the number of shares and price of all outstanding grants made before such event. If shares under a grant are not issued, those shares could be granted again in the future. Payment of cash in lieu of shares for a stock-based award would be considered an issuance of shares under the Omnibus Plan.

Individual Limitations on Awards.  The maximum number of shares with respect to which any stock-based awards may be granted to any one participant in any calendar year is (a) 50,000 in the case of any participant that is not a non-employee director; and (b) 5,000 in the case of any participant that is a non-employee director. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to cash-based awards to any one participant is $5,000,000. The Committee shall adjust the foregoing limitations proportionately in connection with any change in the Corporation’s capitalization due to a stock split, stock dividend or similar event affecting the Corporation’s common stock.

Types of Awards.  The types of awards that may be granted under the Omnibus Plan include incentive and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

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Subject to certain restrictions applicable to incentive stock options, awards granted under the Omnibus Plan will be exercisable by the participants at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the grant date. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the Omnibus Plan are as follows:

Incentive and Nonstatutory Stock Options (“ISOs” and “NSOs”). Both incentive and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the Omnibus Plan) of a share of the Corporation’s common stock on the grant date. Stock options may be granted and exercised at such times as the Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the effective date of the Omnibus Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate fair market value of the shares of common stock of the Corporation with respect to which ISOs granted under the Omnibus Plan and any other plan of the Corporation first become exercisable in any calendar year for any employee may not exceed $100,000. Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Corporation.

The purchase price payable upon exercise of options generally may be paid in any of the following methods:

●	in cash;
●	by check;
●	by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;
●	by authorizing the Corporation to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;
●	by such other means by which the Committee determines to be consistent with the purpose of the Omnibus Plan and applicable law; or
●	by any combination of items listed above.

Stock Appreciation Rights (“SARs”). The value of an SAR granted to a participant is determined by the appreciation in the number of shares of the Corporation’s common stock subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of the Corporation’s common stock to which the right relates, determined as of the date the SAR is granted. An SAR may be paid in cash, shares of the Corporation’s common stock or a combination of cash and shares as determined by the Committee. No SAR may be exercised more than ten years after its date of grant.

Restricted Stock and Restricted Stock Units (“RSUs”). The Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The restrictions lapse if either the holder continues to perform services to the Corporation or its affiliates for a specified period of time established by the Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Committee. RSUs are similar to restricted stock except that no shares are actually awarded to the participant on the grant date, and the holder typically does not enjoy any shareholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, other securities, or a combination of cash, shares and other securities, as determined by the Committee and provided in the applicable award agreement.

Performance Units. The Committee may grant participants awards of performance units. The period of time over which performance objectives are measured will be of such duration as the Committee shall determine in an award agreement. Upon satisfaction of the applicable performance objectives during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Committee in an award agreement.

Performance Shares. The Committee may grant participants awards of performance shares. The period of time over which performance objectives are measured will be of such duration as the Committee shall determine in an award agreement. Upon satisfaction of the applicable performance objectives during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Committee in an award agreement.

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Cash-Based Awards. Cash-based awards entitle the participant to payment in amounts of cash determined by the Committee based upon the achievement of specified performance objectives during a specified performance period, which the Committee shall determine in an award agreement. Each cash-based award will have its value determined by the Committee. Non-employee directors are not eligible to receive cash-based awards under the Omnibus Plan.

Other Stock-Based Awards. The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Corporation. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares as determined by the Committee. The Committee has the discretion to determine the terms and conditions of these other stock-based awards.

Terms and Conditions of Awards. Subject to applicable laws and the terms of the Omnibus Plan, the Committee has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Corporation’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth above under “Individual Limitations of Awards”), to approve award agreements for use under the Omnibus Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to construe and interpret the terms of the Omnibus Plan and awards granted, and to take such other action not inconsistent with the terms of the Omnibus Plan as the Committee deems appropriate. Each award granted under the Omnibus Plan shall be designated in an award agreement.

Awards of restricted stock, restricted stock units, performance shares and performance units issued under the Omnibus Plan shall vest and be released from the risk of forfeiture over a period of no less than one year measured from the date of issuance of the award. The vesting schedule for awards of restricted stock, restricted stock units, performance shares and performance units may only be amended by the Committee in the event of a change in control or in the event of the participant’s death or disability.

The Omnibus Plan provides that:

●	any reduction of the exercise or purchase price of any award under the Omnibus Plan shall be subject to shareholder approval; and
●	canceling any award under the Omnibus Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to shareholder approval.

Termination of Service.  An award may not be exercised after the termination date as set forth in the award agreement. If a participant in the Omnibus Plan terminates continuous service with the Corporation, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first.

Code Section 162(m).  Under Section 162(m), no deduction is allowed in any taxable year of the Corporation for compensation in excess of $1,000,000 paid to the Corporation’s Chief Executive Officer and certain other highly compensated officers of the Corporation. An exception to this rule applies to compensation that qualifies as performance-based compensation under Section 162(m). Compensation paid pursuant to options or stock appreciation rights granted under a plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period and with an exercise price equal to the fair market value of the Corporation’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price of the Corporation’s common stock appreciates. To the extent required by Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares of the Corporation’s common stock with respect to which an award may be granted to a participant.

In order for awards of restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards to qualify as performance-based compensation under Section 162(m), the Committee must establish performance objectives with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome of such performance objectives are substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Omnibus Plan includes the following performance criteria that may be considered by the Committee when granting performance-based awards: (a) increase in share price, (b) earnings per share, (c) total shareholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) return on investment, (i) operating income, (j) net operating income, (k) pretax profit, (l) cash flow, (m) revenue, (n) expenses, (o) earnings before interest, taxes, depreciation and amortization, (p) economic value added, and (q) market share. The Committee may include or exclude certain extraordinary events in establishing performance objectives and determining whether the performance objectives have been achieved (so long as such extraordinary events are identified by the Committee in the first 90 days of the performance period or any earlier time required by Section 162(m)).

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Change in Capitalization.  Subject to any required action by our shareholders, the Committee shall proportionately adjust the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Omnibus Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of:

●	any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock;
●	any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Corporation; or
●	any other transaction with respect to shares of common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction.

Conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make these adjustments and its determination shall be final and binding.

Adjustments upon a Change in Control.  The Omnibus Plan provides that, except as otherwise provided in the Omnibus Plan or any award agreement,:

●	all performance based awards will be measured and paid out to participants in a pro rata amount based on (a) the actual results of the Corporation as of the effective date of the change in control or as of the most recent accounting period; and (b) the length of time within the applicable performance period that has elapsed prior to the change in control; and
●	all other types of awards will become fully exercisable and all restrictions thereon will terminate only if (a) such award is not assumed by the acquiring or surviving corporation; or (b) (i) such award is assumed by the acquiring or surviving corporation, and (ii) the participant’s service is, within 24 months following the change in control, terminated by the Corporation other than for cause or terminated by the participant for good reason.

“Change in Control” under the Omnibus Plan generally means when any person or group acquires 50% or more of the total voting power of the Corporation, the consummation of a sale of substantially all of the Corporation’s assets, the consummation of certain mergers or consolidations in which the Corporation’s shareholders do not retain a majority ownership position, or the election to the Board of a majority of candidates not recommended for election by the then-current Board.

Transferability of Awards.  Unless the Committee determines otherwise, the Omnibus Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Omnibus Plan.  The Omnibus Plan will automatically terminate on November 16, 2025, unless the Corporation terminates it sooner. In addition, the Board has the authority to amend, suspend or terminate the Omnibus Plan provided it does not adversely affect any award previously granted under the Omnibus Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Corporation shall obtain shareholder approval of any such amendment to the Omnibus Plan in such a manner and to such a degree as required.

Summary of U.S. Federal Income Tax Consequences

The following summary of the U.S. federal income tax consequences of the Omnibus Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. Reference is made to the Internal Revenue Code of 1986, as amended, for a complete statement of all relevant federal income tax provisions.

Nonstatutory Stock Options.  The grant of a nonstatutory stock option under the Omnibus Plan will not result in any federal income tax consequences to the participant or to the Corporation. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Corporation is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Corporation does not receive a tax deduction for any such gain.

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Incentive Stock Options.  The grant of an incentive stock option under the Omnibus Plan will not result in any federal income tax consequences to the participant or to the Corporation. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Corporation receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Corporation is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (a) the difference between the amount realized on the disposition and the exercise price or (b) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The Corporation, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount.

The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock and Performance Shares.  The grant of restricted stock or performance shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. The Corporation is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Corporation does not receive a tax deduction for any such gain.

Recipients of restricted stock or performance shares may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long- or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance shares are issued.

Stock Appreciation Rights.  Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year.

The Corporation will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount.

Restricted Stock Units and Performance Units.  Recipients of restricted stock units or performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units or performance units equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year.

The Corporation will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount.

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Cash-Based Awards.  Recipients of cash-based awards generally should not recognize income until such awards are actually paid out to the participants. Participants will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash received, and the Corporation will be entitled to a corresponding deduction, in the year cash is received by the participant in payment of an award.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards. The Corporation is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) and the participant’s total compensation being deemed reasonable in amount.

Code Section 409A.  Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The Omnibus Plan has been designed so that awards should be exempt from coverage under Code Section 409A. Certain terms have been defined in a manner so that if awards are subject to Code Section 409A, they should comply with Code Section 409A.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board to be independent under the requirements of Nasdaq and SEC rules. In addition, the Board has determined that Mr. Bachmann and Mr. Cooke are each a “financial expert” as defined by SEC rules. The Audit Committee held four meetings during fiscal 2015. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Corporation’s web site at www.lancastercolony.com. Under the charter, the Audit Committee’s responsibilities include:

●	Appointment and oversight of the independent auditor;
●	Approval of the fees and other compensation to be paid to the Corporation’s independent auditor;
●	Pre-approval of all auditing services and permitted non-audit services by the Corporation’s independent auditor;
●	Review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;
●	Oversight of the review and response to complaints made to the Corporation regarding accounting, internal controls and auditing matters;
●	Oversight of the internal audit function; and
●	Review and approval of related party transactions.

Management is responsible for the Corporation’s internal controls and preparing the Corporation’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2015. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports on the Corporation’s annual financial statements, and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2015.

The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3526. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.

Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP, referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended June 30, 2015 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

James B. Bachmann, Chairperson
Kenneth L. Cooke
Alan F. Harris
Robert P. Ostryniec

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PROPOSAL FOUR
RATIFICATION OF THE SELECTION OF THE CORPORATION’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2015. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2016. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by the holders of a majority of the shares cast at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2017 fiscal year.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2016 by executing and returning the enclosed proxy card.

AUDIT AND RELATED FEES

The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2015 and 2014:

	2015	2014
Audit Fees	$1,269,000	$1,262,000
Audit-Related Fees(1)	$ 171,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,440,000	$1,262,000

___________

(1)	These fees primarily relate to audit-related work associated with the acquisition of Flatout Holdings, Inc. in March 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Corporation’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromise the accounting firm’s independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Corporation. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Corporation’s accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Corporation’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $50,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee.

The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Registered Public Accounting Firm for Non-Audit Services,” which is attached to the Corporation’s Audit Committee charter as Appendix A. For the fiscal year ended June 30, 2015, all of the services described above were pre-approved by the Audit Committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation contracts with John Gerlach & Company LLP, an accounting partnership, to provide certain internal auditing, general accounting and tax services of a type generally available from an independent accounting firm. Mr. T.J. Conger, is a partner with John Gerlach & Company LLP and is the brother-in-law of Mr. John B. Gerlach, Jr., the Corporation’s Director, Chairman of the Board, Chief Executive Officer, President, and a beneficial owner of more than five percent of the Corporation’s common stock. The fees paid to John Gerlach & Company LLP for its services are determined based on the hours of work performed and are reviewed by the Audit Committee. The fees incurred for services rendered for the fiscal year ended June 30, 2015 were $333,799. Mr. John B. Gerlach, Jr. has no financial or ownership interest in John Gerlach & Company LLP.

Mr. John B. Gerlach, Jr. serves as the Corporation’s Director, Chairman of the Board, Chief Executive Officer, and President. He is the son of Mrs. Dareth A. Gerlach, a beneficial owner of more than five percent of the Corporation’s common stock.

The Corporation’s Audit Committee reviews and approves or ratifies any transaction between the Corporation and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

●	the nature of the related person’s interest in the transaction;
●	the material terms of the transaction;
●	the significance of the transaction to the related person;
●	the significance of the transaction to the Corporation;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Corporation; and
●	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Corporation’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter, a current copy of which is posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the Proxy Statement for the 2016 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at its principal executive offices no later than June 11, 2016. In addition, under the advance notice provision of the Corporation’s Amended and Restated Code of Regulations, shareholder proposals will be considered untimely if received by the Secretary of the Corporation less than 60 days or more than 90 days before the 2016 Annual Meeting (or, if less than 75 days’ notice or prior public disclosure of the date of the 2016 Annual Meeting is given or made, not later than the close of business on the 15th day following the day on which such notice or disclosure of the date of the 2016 Annual Meeting is first given or made). The advance notice provisions of our Regulations do not change the deadline noted above for inclusion of shareholder proposals in the Corporation’s Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Corporation’s Secretary at 37 West Broad Street, Columbus, Ohio 43215 or (614) 224-7141 or ir@lancastercolony.com.

If you are currently a stockholder sharing an address with another of our stockholders and wish to have your future proxy statements and annual reports householded, please contact our Corporate Secretary at the above address or telephone number.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 16, 2015

This Proxy Statement, the Proxy Card and the Corporation’s 2015 Annual Report to Shareholders, which includes the Corporation’s Annual Report on Form 10-K, are available free of charge at https://materials.proxyvote.com/513847.

By Order of the Board of Directors,

John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President

October 9, 2015

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APPENDIX A

LANCASTER COLONY CORPORATION
2015 OMNIBUS INCENTIVE PLAN

1.

Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan permits the grant of any of the following types of Awards, as the Administrator determines at the time of the grant: Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. The specifics of the Award(s) made shall be reflected in the terms of the written Award Agreement.

2.

Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

“Affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities law, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted to a Service Provider pursuant to Section 11.

“Cause” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the definition of “Cause” in any employment agreement between the Company and a Participant; provided however, that if there is no such employment agreement, “Cause” shall mean any of the following: (a) the Participant’s conviction of any criminal violation constituting a felony or any criminal violation involving dishonesty, fraud or breach of trust; (b) the Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Company; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Administrator shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

“Change in Control” means the occurrence of any of the following events:

(a)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)

The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)

The election of candidates to the Board who were not recommended for election by the then-current Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation).

A-1

Each of the previously described events shall be interpreted in a manner consistent with the guidance describing a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code in this Plan is also a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4.

“Common Stock” means the Common Stock of the Company, or in the case of Performance Units and certain Other Stock-Based Awards, the cash equivalent of the Common Stock of the Company.

“Company” means Lancaster Colony Corporation, an Ohio corporation, or any of its successors.

“Consultant” means any person, including an advisor, engaged by the Company or any Parent or Subsidiary to render services and who is compensated for such services.

“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

“Covered Employee” means a Participant who is, or is determined by the Administrator to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards that the Administrator adopts from time to time.

“Dividend Equivalent” means a credit made at the discretion of the Administrator to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program (subject to shareholder approval pursuant to Section 4(b)(viii)) under which (a) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (b) the exercise price of an outstanding Award is reduced. For avoidance of doubt, this would include any “repricing” or cash buyout of underwater options. The Administrator may determine the terms and conditions of any Exchange Program in its sole discretion.

“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (or the closing bid, if no sales were reported on that day) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)

In the absence of an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith, using a reasonable application of a reasonable valuation method, under Section 409A of the Code.

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(d)

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Administrator will determine Fair Market Value in accordance with uniform and nondiscriminatory standards it adopts from time to time.

“Good Reason” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the definition of “Good Reason” in any employment agreement between the Company and a Participant; provided however, that if there is no such employment agreement, “Good Reason” shall mean any of the following: (a) there is a significant diminution in the nature or the scope of the Participant’s authorities or duties; (b) there is a significant reduction in the Participant’s monthly rate of base salary and the Participant’s opportunity to earn a bonus under an incentive bonus compensation plan maintained by the Company; or (c) the Company changes by 50 miles or more the principal location at which the Participant is required to perform services as of the date of a Change in Control. A Participant will be considered terminated for Good Reason only if the Participant has given notice to the Company within 90 days after the applicable Good Reason condition first occurred, and the Company has failed to cure such condition within 30 days after receipt of such notice. Notwithstanding the foregoing, the Administrator shall have sole discretion with respect to the application of the provisions of subsections (a)-(c) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

“Incentive Stock Option” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to this Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means a Service Provider who receives an Option.

“Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 13.

“Outside Director” means a Director who is not an Employee.

“Parent” means a “parent corporation” as defined in Section 424(e) of the Code, whether that corporation is existing now or after the date of this Plan.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Administrator pursuant to this Plan for Participants who received grants of Performance Shares or Performance Units or, when so determined by the Administrator, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or Other Stock-Based Awards pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Administrator may grant Awards subject to Performance Objectives that are either Performance-Based Compensation or are not Performance-Based Compensation. The Performance Objectives applicable to any Performance-Based Compensation to a Covered Employee will be based on one or more, or a combination, of the following criteria: (a) increase in share price; (b) earnings per share; (c) total shareholder return; (d) operating margin; (e) gross margin; (f) return on equity; (g) return on assets; (h) return on investment; (i) operating income; (j) net operating income; (k) pre tax profit; (l) cash flow; (m) revenue; (n) expenses; (o) earnings before interest, taxes, depreciation and amortization; (p) economic value added; and (q) market share.

“Performance Share” means an Award granted to a Service Provider pursuant to Section 10.

“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10.

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“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Objectives, or the occurrence of other events as determined by the Administrator. The Period of Restriction will be no less than one year from the date of grant absent special circumstances as determined by the Administrator in its discretion.

“Plan” means this 2015 Omnibus Incentive Plan.

“Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock Award under Section 8, Section 12 or Section 13.

“Restricted Stock Unit” means an Award which may be earned in whole or in part upon the passage of time or the attainment of Performance Objectives established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator pursuant to Sections 4 and 12.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Section” unless otherwise specified, refers to numbered sections of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service” means a Participant’s work for the Company or an Affiliate, either as an Employee or Non-Employee Director.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 17.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

“Stock-Based Award” means any of the following types of Awards: Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock-Based Awards.

“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code, whether that corporation exists now or after the date of this Plan.

3.

Stock Subject to the Plan.

(a)

Stock Subject to the Plan. Subject to the provisions of Section 17, the maximum aggregate number of Shares that may be issued under the Plan is 1,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award is settled in whole or in part with cash, the number of Shares available for future issuance under the Plan shall be reduced by the total amount of Shares issued pursuant to the Award (if applicable) and the number of Shares representing the portion of the Award settled in cash. If Shares are used to pay for the exercise of an Award, the number of Shares used to pay for the exercise of an Award shall be counted against the total number of Shares available for issuance under the Plan. If a Participant pays the exercise price (or purchase price, if applicable) of an Award by tendering Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall be counted against the total number of Shares available for issuance under the Plan.

(b)

Lapsed Awards under this Plan. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or the Company repurchases them, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares under this Plan or shall again be available for grant under the Plan.

4.

Administration of the Plan.

(a)

Procedure. The Plan will be administered by the Board or by a Committee, which committee will be constituted to satisfy Applicable Laws. Notwithstanding this general statement, the following specific procedures shall apply:

(i)

Multiple Administrative Bodies. Different Committees may administer the Plan with respect to different groups of Service Providers.

(ii)

Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as Performance-Based Compensation, the Plan will be administered by a Committee of two or more persons, all of whom are intended to satisfy the requirements for (A) an “outside director” within the meaning of Section 162(m) of the Code; and (B) an “independent director” under the rules of the NASDAQ Stock Market (or any other national securities exchange which is the principal exchange on which the Shares may then be traded).

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(iii)

Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, the transactions contemplated under this Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)

Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The Administrator may revoke any delegation at any time.

(b)

Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:

(i)

determine the Fair Market Value;

(ii)

select the Service Providers to whom Awards may be granted under the Plan;

(iii)

determine the number of Shares or amount of cash, as applicable, to be covered by each Award granted under the Plan;

(iv)

approve forms of Award agreements for use under the Plan;

(v)

determine the terms and conditions, consistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Objectives), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating to any Award, based in each case on such factors as the Administrator, in its sole discretion, will determine (including but not limited to the authority to (A) to suspend the right to exercise during any blackout period that is necessary or desirable to comply with requirements of the securities laws; and (B) extend the period for exercise by an equal period of time);

(vi)

construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)

prescribe, amend and rescind rules and policies relating to the Plan, including rules and policies relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(viii)

modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan, provided that (A) the reduction of the exercise price or purchase price of any Award awarded under the Plan shall be subject to shareholder approval, (B) any Exchange Program shall be subject to shareholder approval and (C) the vesting schedule for Awards of Restricted Stock, Restricted Stock Units Performance Shares and Performance Units may only be amended in the event of a Change in Control or in the event of the Participant’s death or Disability;

(ix)

allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)

authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)

allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii)

determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiii)

determine whether Awards will be adjusted for Dividend Equivalents;

(xiv)

create Other Stock-Based Awards for issuance under the Plan;

(xv)

establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi)

impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfer by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

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(xvii)

make all other determinations deemed necessary or advisable for administering the Plan.

(c)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.

Eligibility. Any Service Providers may be granted Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock-Based Awards. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

6.

Limitations.

(a)

$100,000 Rule for Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)

No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participants or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)

Individual Limitations on Awards.

(i)

Individual Limit for Stock-Based Awards. The maximum number of Shares with respect to which Stock-Based Awards may be granted to any Participant in any calendar year shall be (A) 50,000 in the case of any Participant that is not an Outside Director; and (B) 5,000 in the case of any Participant that is an Outside Director. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 17 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)

Individual Limit for Cash-Based Awards. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards to any one Participant other than an Outside Director in any calendar year shall be $5,000,000. Outside Directors are not eligible to receive Cash-Based Awards under the Plan.

(d)

Amendment of Vesting Schedule of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. As provided in Section 4(b)(viii), the vesting schedule for awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may only be amended in the event of a Change in Control or in the event of the Participant’s death or Disability.

7.

Stock Options.

(a)

Term of Option. The term of each Option will be designated by the Administrator in each Award Agreement, provided, however, that no Option shall be exercisable for a period of more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)

Option Exercise Price and Consideration.

(i)

Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)

In the case of an Incentive Stock Option

(A)

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

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(B)

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)

In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3)

Notwithstanding the foregoing, in the case of an Option issued pursuant to a merger or other corporate transaction, the exercise price for the Option shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(ii)

Other Terms. The Administrator, subject to the provisions of the Plan, will have discretion to determine the terms and conditions of Options granted under the Plan.

(c)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i)

cash;

(ii)

check;

(iii)

other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv)

consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)

any combination of the foregoing methods of payment; or

(vi)

such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)

Exercise of Option.

(i)

Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or the Participant’s nominee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan or the applicable Award Agreement.

(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of its original term or (B) ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert immediately to the Plan on the date of the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of the its original term or (B) one-hundred and eighty (180) days following the Participant’s termination.

Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s termination. If after the termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of its original term or (B) the first anniversary of the Participant’s death. Unless otherwise provided by the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8.

Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, determines.

(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, determines. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)

Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its sole discretion and in compliance with Section 4(b)(viii), may accelerate the time at which any restrictions will lapse or be removed.

(f)

Performance Objectives. Any grant of Restricted Stock may specify Performance Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(g)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(i)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

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9.

Stock Appreciation Rights.

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)

Number of Shares. The Administrator will have discretion to determine the number of SARs granted to any Service Provider.

(c)

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have discretion to determine the terms and conditions of SARs granted under the Plan. Notwithstanding anything in this Plan to the contrary, the per Share base price for each SAR granted under this Plan will be no less than 100% of the Fair Market Value per Share on the date of grant.

(d)

Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, determines.

(e)

SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, determines.

(f)

Expiration of SARs. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g)

Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.

Performance Units and Performance Shares.

(a)

Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as determined by the Administrator, in its sole discretion. Subject to Section 6(c)(i), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. The Administrator will set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid to the Service Providers. The time period during which the Performance Objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, determines. Partial achievement of the specified Performance Objectives may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.

(e)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

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11.

Cash-Based Awards.

(a)

Grant of Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Service Providers at any time and from time to time, as determined by the Administrator, in its sole discretion; provided that Outside Directors shall not be granted any Cash-Based Awards under the Plan. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the amount of Cash-Based Awards granted to each Participant.

(b)

Value of Cash-Based Awards. At the time Cash-Based Awards are granted, the Administrator shall establish the value of such Awards, which may vary based upon criteria specified by the Administrator at the time of Award.

(c)

Performance Objectives and Other Terms. The Administrator will set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value of the Cash-Based Awards that will be paid to the Service Providers. The time period during which the Performance Objectives must be met will be called the “Performance Period.” Each Award of Cash-Based Awards will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, determines. Partial achievement of the specified Performance Objectives may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)

Earning of Cash-Based Awards. After the applicable Performance Period has ended, the holder of Cash-Based Awards will be entitled to receive a payout of the value of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.

(e)

Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator shall pay earned Cash-Based Awards in the form of cash.

(f)

Cancellation of Cash-Based Awards. On the date set forth in the Award Agreement, all unearned or unvested Cash-Based Awards will be forfeited by the Participant.

12.

Restricted Stock Units. Restricted Stock Units may be earned in whole or in part upon the passage of time or the attainment of Performance Objectives established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

13.

Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, which may include the achievement of Performance Objectives and any dividend and/or voting rights.

14.

Section 162(m) of the Code.

(a)

Awards for Covered Employees. Awards granted to a Covered Employee under this Plan may be structured as Performance-Based Compensation to comply with the performance-based exception requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to this Section 14, make any adjustments it deems appropriate. Notwithstanding the above, the Committee may, in its sole discretion, with respect to any Award under the Plan, determine that compliance with Section 162(m) of the Code is not desired after consideration of the goals of the Company’s executive compensation philosophy and whether it is in the best interests of the Company to have such Award so qualified.

(b)

Designation of Covered Employees. For each Performance Period, the Committee will designate which Participants are Covered Employees within ninety (90) days of the beginning of the Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code).

(c)

Establishment of Performance Objectives for Awards to Covered Employees. Within ninety (90) days of the beginning of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code), the Committee shall, in its sole discretion, for each such Performance Period, determine and establish in writing one or more performance goals based on one or more Performance Objectives applicable to the Performance Period for each Covered Employee. The Committee may establish any number of differing Performance Periods, performance goals, Performance Objectives, and Awards for Covered Employees running concurrently, in whole or in part.

(d)

Certification of Achievement of Performance Objectives and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Objectives are achieved (and such date otherwise complies with Section 162(m) of the Code), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee, that the performance goal based on the Performance Objectives for the Performance Period and all other material terms of the Plan were satisfied. The Committee may not, under any circumstances, increase an Award to a Covered Employee above the amount payable pursuant to the pre-established performance goal based on the Performance Objectives for the Performance Period.

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(e)

Calculation and Adjustments. The Committee may include or exclude extraordinary events in establishing Performance Objectives and may use any of the following categories of extraordinary events occurring during the performance period in determining whether the Performance Objective has been achieved (so long as such categories of extraordinary events are identified by the Committee in the first 90 days of the performance period or any earlier time required under Section 162(m) of the Code): (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) mergers, acquisitions or divestitures, (vi) foreign exchange gains and losses, and (vii) extraordinary, unusual, or other nonrecurring items (A) set forth in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters, or (B) determined in the discretion of the Committee.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility except as otherwise determined by the Committee in its sole discretion, but shall in no event increase the amount otherwise payable to a Covered Employee under the pre-established Performance Objectives (as adjusted by any pre-established extraordinary events) in connection with prescribing a form to meet the requirements of Section 162(m) of the Code. The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Objectives without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(f)

Maximum Award to Participants. The maximum aggregate number of Shares that may be subject to an Award, The maximum aggregate payout with respect to Cash-Based Awards, and the maximum amount of compensation (whether represented by Shares, cash, or a combination thereof) that may be payable to a Participant shall be governed by Section 6 of this Plan.

(g)

Tax and Securities Laws. In the event that applicable tax and securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

15.

Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the expiration of such three (3) month period any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non Statutory Stock Option.

16.

Non Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award Agreement will contain such additional terms and conditions as the Administrator deems appropriate.

17.

Adjustments; Dissolution or Liquidation; Change in Control.

(a)

Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 17(a) or substitute, exchange or grant Awards with respect to the shares of a Parent of Subsidiary of the Company (collectively “adjustments”). In determining adjustments to be made under this Section 17(a), the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under

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such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change in Control. Except as otherwise provided in the Plan or any Award Agreement granted hereunder, upon a Change in Control:

(i)

All Awards that are Performance Based Compensation or that vest, are earned, or paid out upon the satisfaction of one or more performance goals shall be measured as of the effective date of the Change in Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, in a pro rata amount based upon (A) the actual results measured as of the effective date of the Change in Control or as of the most recent reporting period ending prior to the effective date, in the sole discretion of the Administrator, and (B) the length of time within the applicable performance period which has elapsed prior to the Change in Control; or

(ii)

all other types of Awards shall become fully exercisable and all restrictions thereon shall terminate only if:

(1)

such Award is not assumed by the acquiring or surviving corporation; or

(2)

(A) such Award is assumed by the acquiring or surviving corporation, and (B) before the lapse of the Period of Restriction or such other date when the Award vests, and within 24 months after a Change in Control of the Company occurs, the Participant’s Service has been terminated by the Company other than for Cause, or the Participant has terminated Service for Good Reason.

Notwithstanding the foregoing, the Administrator may determine and provide through an Award Agreement or other means the extent of vesting and the treatment of partially completed performance periods (if any) for any Awards outstanding upon a Change in Control. Further, the Administrator, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Award been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

(iii)

Assumption of Awards. For purposes of this Section 17(c), Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration, or the consideration to be received upon the exercise of the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

18.

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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19.

Clawback of Awards. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy, as amended from time to time, that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory “clawback” or recoupment, under circumstances set forth in such law, rule, regulation or listing standard.

20.

Term of Plan. The Plan will become effective upon receipt of approval by the shareholders of the Company at the November 2015 Annual Meeting of Shareholders, and will continue in effect for a term ending on the date that is ten (10) years from the date of shareholder approval of the Plan.

21.

Amendment and Termination of the Plan.

(a)

Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)

Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(viii) or this Section 21(b).

(c)

Effect of Amendment or Termination. Subject to Section 23, no amendment, alternation, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.

Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.

Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

24.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.

Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time); and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to

A-13

the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code; then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the month after such six-month period.

(d)

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

26.

Governing Law. The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

* * * * * * *

A-14

October 9, 2015

Dear Lancaster Colony Corporation Employee Stock Ownership Plan Participant:

Pursuant to Section 5.9 of the Lancaster Colony Corporation Employee Stock Ownership Plan and Trust Agreement (the “Plan”), you are entitled to instruct Huntington Trust Company, N.A., as trustee under the Plan (the “Trustee”), as to the manner in which the Lancaster Colony Corporation shares of stock allocated to your individual account under the Plan are to be voted as well as a pro-rata portion (in the proportion that the number of shares allocated to your account under the Plan bears to the total number of shares in the Plan) of the shares allocated to other participants’ accounts under the Plan who do not provide instructions to the Trustee (“uninstructed shares”). The Annual Meeting of Shareholders of Lancaster Colony Corporation will be held on November 16, 2015 (see enclosed “Notice of Annual Meeting of Shareholders”). The matters which are anticipated to come before the shareholders and require shareholder action are set forth in the enclosed Proxy Statement. The Board of Directors of Lancaster Colony Corporation recommends that you vote in favor of proposals 1, 2, 3, and 4. Consequently, please indicate your confidential voting instructions to the Trustee for the:

1.

Election of Directors

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2018” of the Proxy Statement, enclosed.

OR:

___

WITHHOLD VOTE OF ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FROM all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2018” of the Proxy Statement, enclosed.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2018” of the Proxy Statement, enclosed, EXCEPT WITHHOLD VOTE from the following nominee(s):

2.

Advisory Vote on Named Executive Officer Compensation

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

(See Reverse Side)

3.

Approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan.

4.

Ratification of Selection of Independent Registered Public Accounting Firm

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2016.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2016.

OR:

___

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2016.

5.

To Transact Such Other Business as May Properly Come Before the Annual Meeting or Any Adjournments or Postponements of the Annual Meeting

Please check only one of the above for each matter to be voted upon and then sign and return this form to the Trustee in the enclosed postage prepaid envelope.

NOTE: If no instructions are received from you by the Trustee by November 11, 2015, all such Lancaster Colony Corporation shares shall be voted by the Trustee as described in the first paragraph of this form.

Very truly yours,

Lancaster Colony Corporation
Employee Stock Ownership Plan Committee

Date	Participant’s Signature

Enclosures
Print Name

ANNUAL MEETING OF SHAREHOLDERS OF

LANCASTER COLONY CORPORATION

November 16, 2015

PROXY VOTING INSTRUCTIONS

INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, Annual Report and Proxy Card are available at https://materials.proxyvote.com/513847

â	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	â

20333300000000000000 0	111615

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL DIRECTOR NOMINEES AND IN FAVOR OF PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. To elect three directors, each for a term that expires in 2018:				2.	To approve, by non-binding vote, the compensation of the Corporation’s named executive officers:	☐	☐	☐

		NOMINEES:		3.	To approve the Lancaster Colony Corporation 2015 Omnibus Incentive Plan:	☐	☐	☐
☐	FOR ALL NOMINEES	James B. Bachmann
		Neeli Bendapudi		4.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2016:	☐	☐	☐
☐	WITHHOLD AUTHORITY	William H. Carter
	FOR ALL NOMINEES			5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

☐	FOR ALL EXCEPT
	(See instructions below)			THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED HEREIN, AND “FOR” PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TAKE ACTION AND VOTE IN ACCORDANCE WITH THEIR JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
				YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ■

LANCASTER COLONY CORPORATION

37 West Broad Street, Columbus, Ohio 43215

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LANCASTER COLONY CORPORATION

Notice of the 2015 Annual Meeting of Shareholders to be held on November 16, 2015

The undersigned hereby appoints Matthew R. Shurte, Douglas A. Fell and David M. Segal, or any of them separately, as proxies of the undersigned, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Lancaster Colony Corporation held of record by the undersigned at the close of business on September 18, 2015 that the undersigned would be entitled to vote, and to exercise all of the powers that the undersigned would be entitled to exercise as a shareholder, if personally present, at the Annual Meeting of Shareholders to be held in the Lilac meeting room at The Hilton Columbus at Easton, 3900 Chagrin Dr., Columbus, Ohio 43219 at 11:30 a.m., Eastern Standard Time, on November 16, 2015, or at any and all adjournments or postponements of the Annual Meeting of Shareholders.

(Continued and to be signed on the reverse side)

■ 1.1	14475 ■